Exhibit 10.1

EXECUTION VERSION

250,000 Shares

NRG Energy, Inc.

2.822% Perpetual Convertible Preferred Stock,
par value $0.01 per share

AMENDMENT AGREEMENT

WHEREAS, NRG Energy, Inc., a Delaware corporation (the “Company”), issued and sold to Credit Suisse First Boston Capital LLC, as the purchaser, 250,000 shares of its 3.625% Perpetual Convertible Preferred Stock, par value $0.01 per share (the “Shares”) on August 11, 2005, with the terms and provisions contained in the Certificate of Designations filed with the Delaware Secretary of State, as amended from time to time (the “Certificate of Designations”); and

WHEREAS, Credit Suisse Capital LLC (“Credit Suisse”), as the Holder of all of the Shares as of the date hereof, and the Company, intend to amend the Certificate of Designations;

NOW, THEREFORE, this Amendment Agreement (this “Agreement”), dated as of December 23, 2014, is entered into to confirm the agreement between the Company and Credit Suisse concerning the amendment to the Certificate of Designations.

1.             Representations, Warranties and Agreements of the Company.  The Company represents, warrants and agrees, as of the date hereof and as of the Closing Date (as defined below), as follows:

(a)           The Company’s Annual Report on Form 10-K most recently filed with the Securities and Exchange Commission (the “Commission”) and all subsequent reports (collectively, the “Exchange Act Reports”) which have been filed by the Company with the Commission or sent to stockholders pursuant to the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  Such documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

(b)           Neither the Company nor any of its subsidiaries is, nor after giving effect to the amendment of the Certificate of Designations contemplated by this Agreement will be, an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended

(c)           The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification (except such failures to qualify as are not, either individually or in the aggregate, material to the Company and its subsidiaries taken as a whole), and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged.

(d)           Subject to the repurchase of Common Stock described in the Company’s press release dated December 9, 2014, the Company has the capitalization as set forth in the Exchange Act Reports, and all of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and, except as disclosed in the Exchange Act Reports, all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and (except (i) for directors’ qualifying shares or foreign national qualifying capital stock, and (ii) as pledged to secure indebtedness of the Company and/or its subsidiaries pursuant to credit facilities, indentures and other instruments evidencing indebtedness as set forth in the Exchange Act Reports and existing on the date hereof) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

(e)           The Company has all requisite corporate power and authority to amend the Certificate of Designations as contemplated by this Agreement.  The filing of the amendment to the Certificate of Designations attached hereto as Exhibit A has been duly authorized by the Company and the Shares have been validly issued, are fully paid and nonassessable, and are not subject to any preemptive or similar rights.

(f)            The Company has all requisite corporate power and authority to enter into this Agreement.  This Agreement has been duly authorized, executed and delivered by the Company and is the legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

(g)           The amendment of the Certificate of Designations contemplated by this Agreement, the compliance by the Company with all of the provisions of the Certificate of Designations (as amended by this Agreement), and this Agreement and the consummation of the transactions contemplated hereby and thereby (i) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) will not result in any violation of the provisions of the charter, by-laws or applicable organizational documents of the Company or any of its subsidiaries or (iii) will not violate any statute or any order, rule or regulation of any court or governmental agency or body having

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jurisdiction over the Company or any of its subsidiaries or any of their properties or assets; and no consent, approval, authorization or order of, or filing, registration or qualification with any such court or governmental agency or body is required for the amendment of the Certificate of Designations contemplated by this Agreement, the consummation by the Company of the transactions contemplated by this Agreement or the Certificate of Designations (as amended by this Agreement) except (x) in the cases of clauses (i) and (iii) only, for such defaults, violations and failures as would not reasonably be expected to have, either individually or in the aggregate, a material adverse change, or any development involving a prospective material adverse change, in or affecting the management, condition, financial or otherwise, stockholders’ equity, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”); and (y) such consent, approvals, authorizations, orders, filings, registrations or qualifications that have been obtained or where failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(h)           Except as disclosed in the Exchange Act Reports, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities being registered pursuant to any registration statement filed by the Company under the Act.

(i)            Except as disclosed in the Exchange Act Reports, neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included in the Exchange Act Reports, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and, since such date, there has not been any change in the stockholders’ equity or long-term debt of the Company or any of its subsidiaries or Material Adverse Effect.

(j)            The financial statements (including the related notes and supporting schedules) included in the Exchange Act Reports present fairly the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved.

(k)           KPMG LLP, who has certified certain financial statements of the Company and whose report appears in the Exchange Act Reports, was an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting

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Oversight Board during the periods covered by the financial statements on which it reported contained in the Exchange Act Reports.

(l)            Except as disclosed in the Exchange Act Reports, the Company and each of its subsidiaries has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except as do not materially affect the value of the property of the Company and its subsidiaries taken as a whole and do not materially interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all real property and buildings held under lease by the Company or any of its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or any of its subsidiaries.

(m)          Except as disclosed in the Exchange Act Reports, the Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries, except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(n)           Except as disclosed in the Exchange Act Reports, the Company and each of its subsidiaries (i) own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of their respective businesses and (ii) have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others, except with respect to clause (ii) as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(o)           Except as disclosed in the Exchange Act Reports, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject that, if determined adversely to the Company or any of its subsidiaries, could have a Material Adverse Effect, and to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(p)           No relationship, direct or indirect, that would be required to be described in a Company’s registration statement pursuant to Item 404 of Regulation S-K, exists between or among the Company on the one hand, and the (i) directors or officers, (ii) nominees for directors, (iii) stockholders owning of record or beneficially owning more than 5% of any class of the Company’s voting

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securities, or (iv) any immediate family member of any of the foregoing, of the Company, on the other hand, that has not been described in the Exchange Act Reports.

(q)           No labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company or any of its subsidiaries, is imminent that could be expected to have a Material Adverse Effect.

(r)            The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(s)            Except as disclosed in the Exchange Act Reports, the Company has filed all federal, state and local income and franchise tax returns required to be filed through the date hereof and has paid all taxes due thereon (except where any payment is being contested in good faith), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries that has had (nor does the Company have any knowledge of any tax deficiency that, if determined adversely to the Company or any of its subsidiaries, might have) or could reasonably be expected to have a Material Adverse Effect.

(t)            Except as disclosed in the Exchange Act Reports, the Company has not (i) issued or granted any securities, (ii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (iii) entered into any transaction not in the ordinary course of business or (iv) declared or paid any dividend on its capital stock.

(u)           Except as disclosed in the Exchange Act Reports, the Company (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls that provide reasonable assurance that (A) transactions are executed in accordance with management’s authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management’s authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

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(v)           Except as disclosed in the Exchange Act Reports, neither the Company nor any of its subsidiaries (i) is in violation of its charter, by-laws or applicable organizational documents, (ii) is in default in any material respect, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation in any material respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain or maintain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business.

(w)          Neither the Company nor any of its subsidiaries, nor, to the Company’s knowledge, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(x)           Except as disclosed in the Exchange Act Reports and except for such matters as would not, individually or in the aggregate, result in a Material Adverse Effect, the Company and any of its subsidiaries (1) are conducting and have conducted their businesses, operations and facilities in compliance with Environmental Laws (as defined below); (2) have duly obtained, possess, maintain in full force and effect, and have fulfilled and performed all of their obligations under any and all permits, licenses or registrations required under Environmental Law (“Environmental Permits”); (3) are not party to, or otherwise bound by, any written contract under which the Company or any of its subsidiaries is obligated by any representation, warranty, indemnification, covenant or restriction to undertake any material liability under Environmental Law or related to the remediation of any Hazardous Substances (as defined below); (4) have not received any written notice from a governmental authority or any other third party alleging any violation of Environmental Law or liability thereunder (including, without limitation, liability as a “potentially responsible party” and/or for costs of investigating or remediating sites containing Hazardous Substances and/or damages to natural resources); (5) are not subject to any pending or, to the knowledge of the Company or any of its subsidiaries, threatened claim or other legal proceeding under any Environmental Laws against the Company or its subsidiaries; and (6) do not have any knowledge of any pending Environmental Law, or any unsatisfied condition in an Environmental Permit, or any release of Hazardous Substances that, individually or in the aggregate, would reasonably be expected to form the basis of any such claim or

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legal proceeding against the Company or its subsidiaries or to require any material capital expenditures to maintain the Company’s or the subsidiaries’ compliance with Environmental Law or with their Environmental Permits.  As used in this paragraph, “Environmental Laws” means any and all applicable federal, state, local, and foreign laws, statutes, ordinances, rules, regulations, enforceable requirements and common law, or any enforceable administrative or judicial interpretation, order, consent, decree or judgment thereof, relating to pollution or the protection of human health or the environment, including, without limitation, those relating to, regulating, or imposing liability or standards of conduct concerning (i) noise or odor; (ii) emissions, discharges, releases or threatened releases of Hazardous Substances into ambient air, surface water, groundwater or land; (iii) the generation, manufacture, processing, distribution, use, treatment, storage, disposal, release, transport or handling of, or exposure to, Hazardous Substances; or (iv) the investigation, remediation or cleanup of any Hazardous Substances.  As used in this paragraph, “Hazardous Substances” means pollutants, contaminants or hazardous, dangerous, toxic, biohazardous or infectious substances, materials, constituents or wastes or toxins, petroleum, petroleum products and their breakdown constituents, or any other hazardous or toxic chemical substance regulated under Environmental Laws or exhibiting a hazardous waste characteristic including but not limited to corrosivity, ignitability, toxicity, or reactivity, whether solid, gaseous or liquid in nature.

(y)           None of the transactions contemplated by this Agreement will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System.

(z)           Other than the repurchase of Common Stock described in the Company’s press release dated December 9, 2014, prior to the date hereof, neither the Company nor any of its affiliates nor any person acting on its or their behalf (other than Credit Suisse, as to whom the Company makes no representation) has taken any action that is designed to or that has constituted or that might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the amendment of the Certificate of Designations contemplated by this Agreement.

(aa)         Neither the Company nor any “affiliate” of the Company is, or after giving effect to the amendment of the Certificate of Designations contemplated by this Agreement, will become, a “holding company” as defined in the Public Utility Holding Company Act of 2005  (“PUHCA”) that is not exempt from regulation under PUHCA as set forth in 18 C.F.R. § 366.3(a).

(bb)         Except as described herein, none of the Company or any of the Company’s subsidiaries is subject to rate regulation under the Federal Power Act (the “FPA”), other than (i) as a power marketer or an owner of generation, which has market-based rate authority under Section 205 of the FPA; (ii) as a “qualifying facility” (“QF”) under the Public Utility Regulatory Policies Act of

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1978 and the rules and regulations promulgated thereunder, as amended from time to time (“PURPA”), which is not subject to rate regulation under Sections 205 and 206 of the FPA, and has  the other exemptions from regulation set forth in 18 C.F.R. §§292.602(b) and (c); and/or (iii) as an  “exempt wholesale generator” under 18 C.F.R. §366.7.

(cc)         None of the Company or any of the Company’s subsidiaries (other than subsidiaries regulated as steam utilities, chilled water providers or regulated pipelines) is subject to any state laws or regulations respecting rates or the financial or organizational regulation of utilities, other than, with respect to (i) those entities that are QF’s, (ii) such state regulations contemplated by 18 C.F.R. Section 292.602(c) and “lightened regulation” as defined by the New York State Public Service Commission and (iii) such regulations promulgated by the Electric Reliability Council of Texas and the Public Utility Commission of Texas.

(dd)         The Company is subject to Section 13 or 15(d) of the Exchange Act.

(ee)         The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated for effectiveness as of a date within 90 days prior to the date of the Company’s most recent annual or quarterly report; and (iii) are effective in all material respects to perform the functions for which they were established.

(ff)          Based on the evaluation of its disclosure controls and procedures, the Company is not aware of (i) any significant deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

(gg)         Internal controls are reviewed and revised by the Company’s management on a consistent basis in the ordinary course.

(hh)         The Company has obtained approval of the New York Stock Exchange for the listing of such number of its authorized but unissued shares of Common Stock, par value $0.01 per share (the “Common Stock”), as shall be sufficient if necessary to permit the conversion of all outstanding shares of the Preferred Stock into the Maximum Number of Shares (as defined in the Certificate of Designations as amended by this Agreement).

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2.             Amendment of the Certificate of Designations.

(a)           The Company hereby agrees, on the basis of the representations, warranties and agreements of Credit Suisse contained herein and subject to all the terms and conditions set forth herein, to file the amendment to the Certificate of Designations contemplated by this Agreement, in the form attached hereto as Exhibit A, with the Delaware Secretary of State on December 30, 2014, or on such other date prior to December 30, 2014 as the Company and Credit Suisse may agree upon in writing (the “Closing Date”).

(b)           In accordance with Section 7.1 of the Certificate of Designations (as amended by this Agreement), upon the basis of the representations, warranties and agreements of the Company contained herein and subject to all the terms and conditions set forth herein, Credit Suisse hereby consents to the amendment to the Certificate of Designation contemplated by this Agreement, in the form attached hereto as Exhibit A, and consents to the Company’s filing of the same with the Delaware Secretary of State on the Closing Date.

(c)           In exchange for the consent of Credit Suisse evidenced by Section 2(b), the Company hereby agrees to pay to Credit Suisse $5,086,433 on the Closing Date, by wire transfer in immediately available funds.

(d)           Each of the Company and Credit Suisse hereby represents and warrants to, and agrees with, the other, that Credit Suisse is the Holder (as defined in the Certificate of Designations as amended by this Agreement) of all of the outstanding Shares as of the date hereof.

(e)           Each of the Company and Credit Suisse hereby represents and warrants to, and agrees with, the other, that the aggregate amount of dividends payable on the Shares for the Dividend Period (as defined in the Certificate of Designations, as amended by this Agreement) ending on, but excluding, the Dividend Payment Date (as defined in the Certificate of Designations, as amended by this Agreement) next following the date hereof shall be $2,402,999.

(f)            Credit Suisse agrees that if the Company becomes a wholly owned subsidiary of a newly formed holding company that, at that time, does not have other operations or assets, if any action by Credit Suisse is required to effect an exchange or conversion of Credit Suisse’s Shares into substantially identical shares of perpetual convertible preferred stock issued by such holding company, then Credit Suisse will work with the Company in good faith to effect such exchange or conversion, provided that nothing herein shall be deemed to give Credit Suisse any voting or objection rights that it would not otherwise have under law.

(g)           Each of the Company and Credit Suisse hereby agrees and acknowledges that, concurrently with filing of the amendment to the Certificate of Designations contemplated by this Agreement pursuant to Section 2(a),

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modifications corresponding to such amendment shall be deemed made to the certificate originally issued on August 11, 2005 to Credit Suisse First Boston Capital LLC, and currently held by Credit Suisse (Certificate No. 1, CUSIP No. 629377 88 8), evidencing ownership of the Shares.

3.             Agreements of the Company.  The Company agrees with Credit Suisse as follows:

(a)           If not otherwise available on the Commission’s Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), so long as any of the Shares are outstanding, the Company will furnish to Credit Suisse as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the date of this Agreement), will make available to Credit Suisse consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail.

(b)           If not otherwise available on EDGAR, the Company will furnish to Credit Suisse (i) as soon as available, a copy of each report of the Company mailed to stockholders generally or filed with any stock exchange or regulatory body and (ii) from time to time such other information concerning the Company as Credit Suisse may reasonably request.

(c)           Except as stated in this Agreement or with respect to the repurchase of Common Stock described in the Company’s press release dated December 9, 2014, neither the Company nor any of its affiliates has taken, nor will any of them take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the amendment of the Certificate of Designations contemplated by this Agreement.

(d)           The Company will take such steps as shall be necessary to ensure that neither the Company nor any of the Company’s subsidiaries becomes an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended.

(e)           The Company will use all commercially reasonable efforts to do and perform all things required or necessary to be done and performed under this Agreement by it on or prior to the Closing Date, and to satisfy all conditions precedent to Credit Suisse’s obligations hereunder.

(f)            The Company shall reserve at all times a number of shares of Common Stock equal to the Maximum Number of Shares (as defined in the

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Certificate of Designations as amended by this Agreement) in treasury for conversions of the Shares.

(g)           The Company will not incur any debt or otherwise enter into any agreement or amendment to an agreement (other than a Permitted Agreement) that would restrict the ability of the Company to make any payments or otherwise provide any consideration with respect to the Shares when and as due under the Certificate of Designations (as amended by this Agreement) to the extent such restriction restricts the ability of the Company to make any payments or otherwise provide any consideration with respect to the Shares when and as due under the Certificate of Designations (as amended by this Agreement) in a manner that is materially more restrictive than the provisions of (i) Section 4.07 of the Supplemental Indentures, in each case to the Indenture dated February 2, 2006, dated (1) August 20, 2010 (governing the Company’s 8.25% senior notes due September 1, 2020), (2) January 26, 2011 (governing the Company’s 7.625% senior notes due January 15, 2018), (3) May 24, 2011 (governing the Company’s 7.875% senior notes due May 15, 2021), (4) September 24, 2012 (governing the Company’s 6.625% senior notes due March 15, 2023) and (5) January 27, 2014 (governing the Company’s 6.25% senior notes due July 15, 2022), in each case, between the Company, the guarantors named therein and Law Debenture Trust Company of New York as trustee (the “Notes Indentures”), and (ii) Section 6.06 (entitled “Restricted Payments”) of the Amended and Restated Credit Agreement, dated July 1, 2011, by and among the Company, the lenders party thereto and the administrative agent, collateral agent and documentation agents thereto (the “Credit Agreement”). A “Permitted Agreement” means any agreement for the issuance of securities or incurrence of debt where (i) the documents governing the terms of such securities or debt would violate this Section 3(g), but the terms of such agreement would not otherwise themselves violate this Section 3(g) and (ii) concurrently with the issuance of such securities or incurrence of such debt the Company repurchases or otherwise retires all of the outstanding Shares.

4.             Expenses.  Whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated, the Company agrees to pay all costs, expenses, fees and taxes incident to and in connection with: (i) the preparation, printing (including, without limitation, word processing and duplication costs) and delivery of this Agreement, the Certificate of Designations, the amendment to the Certificate of Designations and all other agreements, memoranda, correspondence and other documents printed and delivered in connection therewith; and (ii) the performance by the Company of its other obligations under this Agreement.  Notwithstanding the foregoing, the aggregate amount of all reasonable fees and disbursements of Davis Polk & Wardwell LLP in connection with the transactions contemplated under this Agreement shall be paid by Credit Suisse.

5.             Conditions to Credit Suisse’s Obligations.  The obligations of Credit Suisse hereunder are subject to the accuracy, when made and on and as of the Closing Date, of the representations and warranties of the Company contained herein, to the

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performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

(a)           Credit Suisse shall not have discovered and disclosed to the Company on or prior to the Closing Date that the Exchange Act Reports contain an untrue statement of a fact that, in the opinion of Credit Suisse or Davis Polk & Wardwell LLP, is material, or omit to state a fact that, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)           All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Shares, the Certificate of Designations, the amendment to the Certificate of Designations contemplated by this Agreement and all other legal matters relating to this Agreement and the transactions contemplated hereby and thereby shall be reasonably satisfactory in all material respects to counsel for Credit Suisse, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(c)           Kirkland & Ellis LLP and General Counsel for the Company shall have furnished to Credit Suisse their written opinions, addressed to Credit Suisse and dated the Closing Date, in form and substance reasonably satisfactory to Credit Suisse and substantially in the form of Exhibit B and Exhibit C, respectively, hereto.

(d)           Neither the Company nor any of its subsidiaries shall have sustained, since the date of the latest audited financial statements included in the Exchange Act Reports, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and, since such date, there shall not have been any change in the stockholders’ equity or long-term debt of the Company or any of its subsidiaries or material adverse change, or any development involving a prospective material adverse change, in or affecting the management, condition, financial or otherwise, stockholders’ equity, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole.

(e)           The Company shall have furnished or caused to be furnished to Credit Suisse on the Closing Date certificates of officers of the Company satisfactory to Credit Suisse as to the accuracy of the representations and warranties of the Company herein at and as of the Closing Date, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to the Closing Date and as to such other matters as Credit Suisse may reasonably request.

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(f)            No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the amendment to the Certificate of Designations contemplated by this Agreement; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the amendment to the Certificate of Designations contemplated by this Agreement.

(g)           The Company shall have filed the amendment to the Certificate of Designations with the Delaware Secretary of State, in the form attached hereto as Exhibit A, and shall have executed and delivered such other documents as Credit Suisse may reasonably require, and Credit Suisse shall have received original copies thereof, duly executed by the Company.

(h)           The Company shall have satisfied its obligations pursuant to Section 2(c).

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for Credit Suisse.

6.             Indemnification.

(a)           The Company will indemnify and hold harmless Credit Suisse, its partners, directors and officers and each person, if any, who controls Credit Suisse within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which Credit Suisse may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Exchange Act Reports, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) the breach of any representation, warranty or covenant contained in this Agreement, and in each case, will reimburse Credit Suisse for any legal or other expenses reasonably incurred by Credit Suisse in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

(b)           The obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls Credit Suisse within the meaning of the Securities Act or the Exchange Act; and the obligations of Credit Suisse under this Section 6 shall be in addition to any liability which Credit Suisse may otherwise have and shall extend, upon the same

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terms and conditions, to each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act.

7.             Termination.  The obligations of Credit Suisse hereunder may be terminated by Credit Suisse by notice given to and received by the Company prior to the filing of the amendment to the Certificate of Designations with the Delaware Secretary of State if, prior to that time, any of the events described in Section 5(d) shall have occurred or if Credit Suisse shall decline to consent to the amendment to the Certificate of Designations contemplated by this Agreement for any reason permitted under this Agreement.

8.             Reimbursement of Credit Suisse’s Expenses.  If the Company fails to file the amendment to the Certificate of Designations with the Delaware Secretary of State by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the obligations hereunder required to be fulfilled by the Company is not fulfilled, the Company shall reimburse Credit Suisse for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by Credit Suisse in connection with this Agreement and the proposed amendment to the Certificate of Designations, and upon demand the Company shall pay the full amount thereof to Credit Suisse.

9.             Notices, etc.  All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)           if to Credit Suisse, shall be delivered or sent by hand delivery, mail, telex, overnight courier or facsimile transmission to Credit Suisse Capital LLC, Eleven Madison Avenue, New York, New York 10010, Attention: Transactions Advisory Group, with copies to Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017, Attention: James T. Rothwell, Esq. and Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017, Attention: Mark M. Mendez, Esq.;

(b)           if to the Company, shall be delivered or sent by mail, telex, overnight courier or facsimile transmission to NRG Energy, Inc., 211 Carnegie Center, Princeton, New Jersey 08540, Attention: General Counsel (Fax: (609) 524-4589), with a copy to Kirkland & Ellis LLP, 300 North LaSalle, Chicago, Illinois 60654, Attention: Gerald T. Nowak, Esq. (Fax: (312) 862-2200);

Any such statements, requests, notices or agreements shall take effect at the time delivered by hand, if personally delivered; two business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

10.          Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon Credit Suisse, the Company and their respective successors.  This Agreement and the terms and provisions hereof are for the sole benefit

14

of only those persons, except that the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of directors of Credit Suisse, officers of Credit Suisse and any person or persons controlling Credit Suisse within the meaning of Section 15 of the Act.  Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 10, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

11.          Survival.  The respective indemnities, representations, warranties and agreements of the Company and Credit Suisse contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

12.          Definition of the Terms “Business Day” and “Subsidiary.” For purposes of this Agreement, (a) “business day” means any day on which the New York Stock Exchange, Inc. is open for trading and (b) “subsidiary” has the meaning set forth in Rule 405 of the Rules and Regulations.

13.          Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of New York.

14.          Counterparts.  This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

15.          Headings.  The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

15

This Agreement is agreed to as of the date first written above.

CREDIT SUISSE CAPITAL LLC

By:	/s/ Louis J. Impellizeri
	Name:	Louis J. Impellizeri
	Title:	Director

By:	/s/ Shui Wong
	Name:	Shui Wong
	Title:	Authorized Signatory

[Signature Page to Amendment Agreement]

This Agreement is agreed to as of the date first written above.

NRG ENERGY, INC.

By:	/s/ G. Gary Garcia
	Name:	G. Gary Garcia
	Title:	SVP & Treasurer

[Signature Page to Amendment Agreement]

Exhibit A

NRG ENERGY, INC.

CERTIFICATE OF AMENDMENT

to

CERTIFICATE OF DESIGNATIONS

establishing the

Voting Powers, Designations, Preferences, Limitations,
Restrictions, and Relative Rights of

3.625% Convertible Perpetual Preferred Stock

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

NRG ENERGY, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Issuer”), does hereby certify on this 30th day of December, 2014 as follows:

1.              That the Certificate of Designations establishing the voting powers, designations, preferences, limitations, restrictions, and relative rights of the 3.625% Convertible Perpetual Preferred Stock (the “Certificate of Designations”), shall be amended and restated in its entirety, in the form attached hereto as Exhibit A. As a result of such amendment to the Certificate of Designations, the series of preferred stock established by the Certificate of Designations shall hereafter be known as the 2.822% Convertible Perpetual Preferred Stock.

2.              Except as otherwise specified in this Certificate of Amendment to the Certificate of Designations, the Certificate of Designations shall remain in full force and effect.

IN WITNESS WHEREOF, NRG Energy, Inc. caused this Certificate of Amendment of the Certificate of Designation to be signed on the date first written above.

NRG ENERGY, INC.

By:
Name:
Title:

Exhibit A

NRG ENERGY, INC.

CERTIFICATE OF DESIGNATIONS

establishing the

Voting Powers, Designations, Preferences, Limitations,
Restrictions, and Relative Rights of

2.822% Convertible Perpetual Preferred Stock

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

NRG ENERGY, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Issuer”), does hereby certify that (i) pursuant to authority conferred upon the Board of Directors of the Issuer by its Amended and Restated Certificate of Incorporation and pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors authorized the creation and issuance of the Issuer’s 2.822% Convertible Perpetual Preferred Stock (the “Preferred Stock”), and (ii) the following resolution fixing the designations, preferences and rights of such Preferred Stock, which was duly adopted by the Board of Directors, on August 5, 2005, remains in full force and effect. Certain capitalized terms used herein are defined in Article 10.

NOW THEREFORE IT IS RESOLVED, that pursuant to Section 151 of the General Corporation Law of Delaware and the authority expressly granted to and vested in the Board of Directors of the Issuer by the provisions of the Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) of the Issuer, the Board of Directors hereby creates a series of Preferred Stock, par value $0.01 per share, to consist initially of 250,000 shares, with the designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions as set forth in this Certificate of Designations:

1.                                      Designation and Number of Shares

1.1          The series will be known as the 2.822% Convertible Perpetual Preferred Stock.

1.2          The Preferred Stock will be a series consisting of 250,000 shares with a Liquidation Preference of $1,378.01 per share of the authorized but unissued preferred stock of the Issuer.

2.                                      Dividends

2.1                               Payment of Dividends

(a)              Holders of Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the payment of dividends, cash dividends at the annual rate of 3.625% of $1,000 per share from, and including, August 11, 2005 to, but excluding, December 30, 2014, and on and after December 30, 2014, at the annual rate of 2.822% of the Liquidation Preference per share. Such dividends shall be payable to Holders of Preferred Stock in arrears in equal amounts quarterly on each Dividend Payment Date, beginning December 15, 2005, in preference to, and in priority over, dividends on any Junior Stock but subject to the rights of any Holders of Senior Stock or Parity Stock.

(b)              Dividends shall be cumulative from the initial date of issuance or the last Dividend Payment Date for which accumulated dividends were paid, whichever is later, whether or not funds of the Issuer are legally available for the payment of such dividends. Each such dividend shall be payable to the Holders of record of shares of the

Preferred Stock on each Dividend Payment Date, as they appear on the Issuer’s stock register at the close of business on such Dividend Payment Date. Accumulated and unpaid dividends for any past Dividend Periods may be declared and paid at any time, without reference to any Dividend Payment Date.

(c)               Accumulated and unpaid dividends for any past Dividend Period (whether or not earned and declared) shall cumulate dividends at the annual rate of 8.0% and shall be payable in the manner set forth in this Section 2.1.

(d)              The amount of dividends payable for each full Dividend Period for the Preferred Stock shall be computed by dividing the annual dividend rate by four. The amount of dividends payable for the initial Dividend Period, or any other period shorter or longer than a full Dividend Period, on the Preferred Stock shall be computed on the basis of twelve 30-day months and a 360-day year. Dividends on the shares of Preferred Stock will be payable in cash. Holders of Preferred Stock shall not be entitled to any dividends in excess of cumulative dividends (which, for the avoidance of doubt, shall include dividends paid or accumulated at an increased rate pursuant to Section 8.2), as herein provided, on the Preferred Stock.

(e)               No dividend shall be declared or paid or set apart for payment or other distribution declared or made, whether in cash, obligations or shares of Capital Stock of the Issuer or other property, directly or indirectly, upon any shares of Junior Stock or Parity Stock, nor shall any shares of Junior Stock or Parity Stock be redeemed, repurchased or otherwise acquired for consideration by the Issuer through a sinking fund or otherwise, unless all accumulated and unpaid dividends through the most recent Dividend Payment Date (whether or not there are funds of the Issuer legally available for the payment of dividends) on the shares of Preferred Stock and any Parity Stock have been or contemporaneously are declared and paid in full or set apart for payment; provided, however, that, notwithstanding any provisions of this paragraph (e) to the contrary, the Issuer may redeem, repurchase or otherwise acquire for consideration Parity Stock pursuant to a purchase or exchange offer made on the same terms to all Holders of the Preferred Stock and Parity Stock. When dividends are not paid in full, as aforesaid, upon the shares of Preferred Stock, all dividends declared on the Preferred Stock and any other Parity Stock shall be declared and paid either (i) pro rata so that the amount of dividends so declared on the shares of Preferred Stock and each such other class or series of Parity Stock shall in all cases bear to each other the same ratio as accumulated dividends on the shares of Preferred Stock and such class or series of Parity Stock bear to each other or (ii) on another basis that is at least as favorable as clause (i) to the Holders of the Preferred Stock entitled to receive such dividends.

3.                                      Ranking

3.1          The Preferred Stock will, with respect to dividend distributions and distributions upon the liquidation, winding up or dissolution of the Issuer, rank:

(a)           senior to all classes of Common Stock and each other class of Capital Stock or series of preferred stock issued by the Issuer, the terms of which expressly provide that such class or series will rank junior to the Preferred Stock as to dividend distributions and distributions upon the liquidation, winding up or dissolution of the Issuer (collectively, with the Common Stock, referred to as the “Junior Stock”);

(b)           on a parity with any class of Capital Stock or series of preferred stock issued by the Issuer, the terms of which expressly provide that such class or series will rank on a parity with the Preferred Stock as to dividend distributions and distributions upon the liquidation, winding up or dissolution of the Issuer, and the Issuer’s outstanding Existing Preferred Stock (collectively referred to as “Parity Stock”);

(c)           junior to each class of Capital Stock (including warrants, rights, calls or options exercisable or convertible into warrants, rights or calls) or series of preferred stock issued by the Issuer, the terms of which expressly provide that such class or series will rank senior to the Preferred Stock as to dividend distributions and distributions upon liquidation, winding up or dissolution of the Issuer (collectively referred to as “Senior Stock”); and

(d)           junior to all the Issuer’s existing and future debt obligations and all of its Subsidiaries’ (i) existing and future liabilities and (ii) Capital Stock held by Persons other than the Issuer or its Subsidiaries.

3.2          Except as otherwise provided herein, the Issuer is entitled to amend the Certificate of Incorporation to authorize one or more additional series of preferred stock, file certificates of designation, and issue without restriction from time to time, any series of Junior Stock, Parity Stock or Senior Stock.

4.                                      Conversion

4.1                               Conversion Rights

Each Holder of Preferred Stock shall have the right, at its option, at any time during the 90-day period beginning on December 23, 2019, to convert, subject to the terms and provisions of this Article 4, any or all of such Holder’s shares of Preferred Stock into cash and shares of Common Stock. A holder may convert fewer than all of its shares of Preferred Stock.

Any Holder of Preferred Stock intending to convert its shares of Preferred Stock shall give the Issuer written notice of such intention at least 40 Scheduled Trading Days prior to the intended date of such conversion. The Issuer shall, within five Scheduled Trading Days of the receipt of such notice, confirm in writing to such Holder its determination whether or not to make a cash payment in lieu of delivering the Net Shares in connection with such conversion and whether or not to receive cash in lieu of shares of Common Stock, if any, from such Holder pursuant to Section 8.1 in connection with such conversion, which determination shall be irrevocable and binding on the Issuer.

The Issuer shall have the right, at its option, at any time during the 90-day period beginning on December 23, 2019, to purchase any or all of any Holder’s shares of Preferred Stock; provided that the Issuer gives such Holder written notice of its decision to exercise such right at least 40 Scheduled Trading Days prior to the intended date of such purchase; and provided, further, that upon receipt of such written notice, such Holder shall be deemed to have elected to convert on the date specified in such written notice the shares of Preferred Stock with respect to which the Issuer is exercising such right, and such shares of Preferred Stock shall be converted in accordance with the terms and provisions of Section 4.2; and provided, further, that the Issuer confirms in such notice its determination whether or not to make a cash payment in lieu of delivering the Net Shares in connection with such conversion and whether or not to receive cash in lieu of shares of Common Stock, if any, from such Holder pursuant to Section 8.1 in connection with such conversion, which determination shall be irrevocable and binding on the Issuer.

The Issuer acknowledges its responsibilities under applicable securities laws, and in particular Section 9 and Section 10(b) of the Exchange Act and the rules and regulations thereunder, in respect of any election to make a cash payment to a Holder in lieu of delivering Net Shares or to receive cash in lieu of shares of Common Stock, if any, from a Holder pursuant to Section 8.1.

4.2                               Conversion Procedures

Conversion of shares of the Preferred Stock may be effected by any Holder thereof upon the surrender to the Issuer, at the principal office of the Issuer or at the office of the Transfer Agent as may be designated by the Board of Directors, of the certificate or certificates for such shares of Preferred Stock to be converted accompanied by a complete and manually signed Conversion Notice (as set forth in the form of Preferred Stock certificate attached hereto) along with appropriate endorsements and transfer documents as required by the Transfer Agent. In case such Conversion Notice shall specify a name or names other than that of such Holder, such notice shall be accompanied by payment of all transfer taxes payable upon the issuance of shares of Common Stock in such name or names.

Other than such taxes, the Issuer shall pay any documentary, stamp or similar issue or transfer taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of the Preferred Stock pursuant hereto. The conversion of the Preferred Stock will be deemed to have been made on the date (the “Conversion Date”) such certificate or certificates have been surrendered and the receipt of such Conversion Notice and payment of all required transfer taxes, if any (or the demonstration to the satisfaction of the Issuer that such taxes have been paid). Promptly (but no later than three Exchange Business Days) following the Conversion Date, the Issuer shall, in the case of cash, pay or cause to be paid in immediately available funds, an amount equal to, or, in the case of shares of Common Stock, deliver or cause to be delivered, (i) the Cash Conversion Amount, accumulated and unpaid dividends pursuant to Section 4.3 and certificates representing a number of validly issued, fully paid and nonassessable full shares of Common Stock equal to the Net Share Amount (or cash in lieu of such shares as provided in Section 4.4), and (ii) if less than the full number of shares of the Preferred Stock evidenced by the surrendered certificate or certificates is being converted, a new certificate or certificates, of like tenor, for the number of shares evidenced by such surrendered certificate or certificates less the number of shares being converted. On the Conversion Date, the rights of the Holder of the Preferred Stock shall cease except for the right to receive cash and shares of Common Stock and the Person entitled to receive the shares of Common Stock shall be treated for all purposes as having become the Holder of such shares of Common Stock at such time.

4.3                               Dividend and Other Payments Upon Conversion

If a Holder of shares of Preferred Stock exercises conversion rights, such shares will cease to accumulate dividends as of the end of the day immediately preceding the Conversion Date. Upon conversion of the Preferred Stock, the Holder shall be entitled to all accumulated and unpaid dividends in respect of those shares of Preferred Stock to the Conversion Date (including, for the avoidance of doubt, dividends accumulated and unpaid since the most recent Dividend Payment Date).

4.4                               Conversion Value of Preferred Stock Tendered

Holders tendering the Preferred Stock for conversion shall be entitled to receive, for each share of Preferred Stock converted:

(a)                                 an amount in cash (the “Cash Conversion Amount”) equal to the Issue Price; and

(b)                                 a number of shares (the “Net Share Amount”) of Common Stock of the Issuer (the “Net Shares”) with a value determined by the Calculation Agent based on the Market Price equal to the product of (x) the greater of (i) the difference between the Market Price and the Conversion Price and (ii) zero and (y) the Number of Underlying Shares (the “Net Share Value”).

If the Issuer had elected in the written notice delivered to the converting Holder of the shares of Preferred Stock subject to conversion in accordance with Section 4.1 to make a cash payment, then the Issuer shall, in lieu of delivering the Net Shares, pay to such Holder in cash an amount equal to the Net Share Value.

Payment of the Cash Conversion Amount and all accumulated and unpaid dividends as provided in Section 4.3 and delivery of the Net Shares (or cash in an amount equal to the Net Share Value) shall be deemed to satisfy the Issuer’s obligation to pay the Liquidation Preference.

Anything herein to the contrary notwithstanding, in no event shall the Issuer be required to deliver more than 16,000,000 shares of Common Stock, subject to adjustment as provided herein (such number, including such adjustments, the “Maximum Number of Shares”).

4.5                               Total Shares

If more than one share of the Preferred Stock shall be surrendered for conversion by the same Holder at the same time, the amount of the Cash Conversion Amount and any accumulated and unpaid dividends and Net Share Amount (or the Net Share Value) shall be computed on the basis of the total number of shares of the Preferred Stock so surrendered.

4.6                               Reservation of Shares; Shares to be Fully Paid; Compliance with Governmental Requirements; Listing of Common Stock

(a)                                 The Issuer shall: (i) at all times reserve and keep available, free from preemptive rights and not reserved or kept available for issuance upon conversion or settlement of any other security or transaction, for issuance upon the conversion of shares of the Preferred Stock such number of its authorized but unissued shares of Common Stock, or shares of Common Stock held in treasury, as shall from time to time be sufficient if necessary to permit the conversion of all outstanding shares of the Preferred Stock into the Maximum Number of Shares; (ii) prior to the delivery of any securities that the Issuer shall be obligated to deliver upon conversion of the Preferred Stock, comply with all applicable federal and state laws and regulations that require action to be taken by the Issuer (including, without limitation, the registration or approval, if required, of any shares of Common Stock to be provided for the purpose of conversion of the Preferred Stock hereunder); and (iii) ensure that all shares of Common Stock delivered upon conversion of the Preferred Stock, upon delivery, be duly and validly issued and fully paid and nonassessable, free of all liens and charges, not subject to any preemptive rights, freely tradable and in unlegended form.

(b)                                 The Issuer agrees to maintain, at any time at which there are any shares of Preferred Stock outstanding, the approval of the Exchange for the listing of such number of its authorized but unissued shares of Common Stock as shall be sufficient if necessary to permit the conversion of all outstanding shares of the Preferred Stock into the Maximum Number of Shares.

4.7                               Adjustments to Conversion Price Upon Potential Adjustment Events

(a)                                 Following the declaration by the Issuer of the terms of any Potential Adjustment Event, the Calculation Agent will determine whether such Potential Adjustment Event has a diluting or concentrative effect on the theoretical value of the Common Stock or an effect on the theoretical value of options on the Common Stock, and, if so, will (i) make the corresponding adjustment(s), if any, to the Conversion Price, as well as to any other variable relevant to the exercise, settlement, payment or other terms of the Preferred Stock as the Calculation Agent determines appropriate to account for the effect of such event on the Preferred Stock and (ii) determine the effective date(s) of the adjustment(s). Upon request of the Issuer, the Calculation Agent will provide documentation setting forth in reasonable detail the basis for such adjustments.

(b)                                 A “Potential Adjustment Event” means any of the following:

(i)                                     a subdivision, consolidation or reclassification of the Common Stock, or a free distribution or dividend of any Common Stock to existing holders by way of bonus, capitalization or similar issue;

(ii)                                  a distribution, issue or dividend to existing holders of the Common Stock of (A) such Common Stock, or (B) other share capital or securities granting the right to payment of dividends and/or the proceeds of liquidation of the Issuer equally or proportionately with such payments to holders of such Common Stock, or (C) share capital or other securities of another issuer acquired or owned (directly or indirectly) by the Issuer as a result of a spin-off or other similar transaction, or (D) any other type of securities, rights or warrants or other assets, in any case for payment (cash or other consideration) at less than the prevailing market price as determined by the Calculation Agent;

(iii)                               a cash dividend or cash distribution;

(iv)                              a call by the Issuer in respect of shares of Common Stock that are not fully paid;

(v)                                 a repurchase by the Issuer or any of its Subsidiaries of shares of Common Stock whether out of profits or capital and whether the consideration for such repurchase is cash, securities or otherwise (except for such repurchases effected under the ASB Agreement);

(vi)                              in respect of the Issuer, an event that results in any shareholder rights being distributed or becoming separated from shares of Common Stock or other shares of the capital stock of the Issuer pursuant to a shareholder rights plan or arrangement directed against hostile takeovers that provides upon the occurrence of certain events for distribution of preferred stock, warrants, debt instruments or stock rights at a price below their market value, as determined by the Calculation Agent, provided that any adjustment effected as a result of such an event shall be readjusted upon any redemption of such rights; or

(vii)                           any other event that may have a diluting or concentrative effect on the theoretical value of the shares of Common Stock or an effect on the theoretical value of options on the Common Stock.

4.8                               Consequences of Certain Events

(a)                                 With respect to the following events, the definition and procedures of the Equity Definitions shall apply, mutatis mutandis, as specified:

(i)                                     In the event of a Share-for-Share Merger Event, Alternative Obligation shall apply; provided, that notwithstanding the Equity Definitions, the Calculation Agent will determine in good faith if the relevant Merger Event affects the theoretical value of the Common Stock or the Preferred Stock and, if so, may in its reasonable discretion make the adjustments set forth in paragraph (A) under the definition of “Modified Calculation Agent Adjustment” in Section 12.2(e) of the Equity Definitions to the terms of the Preferred Stock to reflect the characteristics (including without limitation, the volatility, dividend practice and policy and liquidity) of the Common Stock.

(ii)                                  In the event of a Share-for-Other Merger Event, Cancellation and Payment shall apply.

(iii)                               In the event of a Share-for-Combined Merger Event, Component Adjustment shall apply.

(iv)                              In the event of a Share-for Share Tender Offer, Share-for-Other Tender Offer or Share-for-Combined Tender Offer, Modified Calculation Agent Adjustment shall apply.

(v)                                 In the event of a Nationalization, Insolvency or Delisting, Cancellation and Payment shall apply.

(b)                                 For purposes of applying the definitions and procedures specified in Section 4.8(a), capitalized terms used in Section 4.8(a) and not otherwise defined shall have the meanings specified in the Equity Definitions, and the following terms used in the Equity Definitions shall have the following meanings for such purposes:

Equity Definitions Term	Meaning for Purposes of this Section 4.8
Shares	shares of Common Stock
Transaction	the Preferred Stock
Final Valuation Date	December 23, 2019
Trade Date	December 23, 2014

(c)                                       If Cancellation and Payment shall apply, then, for purposes of applying the related definitions and procedures specified in Section 4.8(a), the Preferred Stock shall be deemed to be a Share Forward Transaction, the Holder shall be deemed to be the Determining Party, and Section 12.7(c) of the Equity Definitions shall be deemed to be replaced in its entirety with the following:

“The Issuer shall pay to the Holder of each share of Preferred Stock, in satisfaction of the Issuer’s obligation to pay the Liquidation Preference, the Cancellation Amount, in cash, subject to compliance with the Restricted Payment Provisions.”

(d)                                 The provisions of this Section 4.8 shall be in addition to, and not to the exclusion of, any other rights that a Holder may have under this Certificate of Designations or otherwise.

(e)                                  Upon the occurrence of a Change in Law, the provisions of Section 4.8(a)(iv) shall apply as if a Share-for-Share Tender Offer had occurred, with references to “Tender Offer” and “Tender Offer Date” in the Equity Definitions read to refer to “Change in Law” and “date of the Change in Law”, respectively, for such purposes.

4.9                               Further Adjustment Provisions

(a)                                 There shall be no adjustment of the Conversion Price:

(i)                                     upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on Capital Stock of the Issuer and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii)                                  upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director, officer or consultant benefit plan or program of or assumed by the Issuer or any Subsidiaries;

(iii)                               upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in subsection (ii) and outstanding as of the date the Preferred Stock was first issued;

(iv)                              for a change in the par value of the Common Stock;

(v)                                 for any repurchase by the Issuer or any of its Subsidiaries of shares of Common Stock at the then current market price of the Common Stock;

(vi)                              for any Potential Adjustment Event that will have an aggregate effect on the Preferred Stock (when aggregated with the effect of any other Potential Adjustment Event in respect of which no adjustment of the Conversion Price was made pursuant to this clause) that does not exceed $250,000;

(vii)                           for accumulated and unpaid dividends on the Preferred Stock or the Issuer’s Existing Preferred Stock;

(viii)                        for any regular, quarterly cash dividend or distribution that does not exceed $0.14 per share of Common Stock; or

(ix)                              for any event in which the Holders of Preferred Stock will otherwise participate in such event without conversion solely as a Holder of Preferred Stock.

(b)                                 To the extent that any shareholder rights plan is adopted by the Issuer, upon conversion of shares of Preferred Stock into shares of Common Stock, a Holder will receive, in addition to shares of Common Stock, the rights under such rights plan, unless the rights have separated from shares of Common Stock at the time of conversion, in which case the Conversion Price will be adjusted in accordance with Section 4.7.

(c)                                  The Issuer may, from time to time, decrease the Conversion Price if the Board of Directors has made a determination that this decrease would be in the best interests of the Issuer. Any such determination by the Board of Directors will be conclusive. In addition, the Issuer may decrease the Conversion Price if the Board of Directors deems it advisable to avoid or diminish any income tax to Holders of Common Stock resulting from any stock or rights distribution.

5.                                      Fundamental Changes

5.1                               Repurchase Right

(a)                                 (i) If there shall occur a Fundamental Change, shares of Preferred Stock shall be purchased by the Issuer at the option of Holders thereof no later than five Business Days after delivery of the Fundamental Change Purchase Notice referred to in Section 5.3 (the “Fundamental Change Purchase Date”), subject to satisfaction by or on behalf of any Holder of the requirements set forth in Section 5.3. The purchase price shall be paid in cash at a price equal to 100% of the Liquidation Preference of the Preferred Stock to be purchased, together with accumulated and unpaid dividends to, but excluding, the Fundamental Change Purchase Date (collectively, the “Fundamental Change Purchase Price”).

(b)                                 Notwithstanding the foregoing, Holders of Preferred Stock shall not have the right to require the Issuer to repurchase shares of Preferred Stock upon a Fundamental Change (i) unless such purchase complies with Section 4.07 of the Supplemental Indentures, in each case to the Indenture dated February 2, 2006, dated (1) August 20, 2010 (governing the Issuer’s 8.25% senior notes due September 1, 2020), (2) January 26, 2011 (governing the Issuer’s 7.625% senior notes due January 15, 2018), (3) May 24, 2011 (governing the Issuer’s 7.875% senior notes due May 15, 2021), (4) September 24, 2012 (governing 6.625% senior notes due March 15, 2023) and (5) January 27, 2014 (governing the Issuer’s 6.25% senior notes due July 15, 2022), in each case, between the Issuer, the guarantors named therein and Law Debenture Trust Company of New York, as trustee, as such Supplemental Indentures may be amended, restated, modified, refinanced, replaced or otherwise supplemented from time to time (the “Notes Indentures”), and Section 6.06 (entitled “Restricted Payments”) of the Amended and Restated Credit Agreement, dated July 1, 2011, by and among the Issuer, the lenders party thereto and the administrative agent, collateral agent and documentation agents thereto, as such Credit Agreement may be amended, restated, modified, refinanced, replaced or otherwise supplemented from time to time (the “Credit Agreement”) (the terms and conditions of such Section 4.07 of each of the Notes Indentures and such Section 6.06 of the Credit Agreement are herein referred to collectively as the “Restricted Payment Provisions”) and (ii) with respect to any Fundamental Change that constitutes a Change of Control, unless and until the Board of Directors has approved such Fundamental Change or elected to take a neutral position with respect to such Fundamental Change.

5.2                               Notice to Holders

(a)                                 Upon the occurrence of a Fundamental Change, the Issuer shall mail a written notice of the Fundamental Change to each Holder of Preferred Stock, issue a press release containing such notice and publish such notice on its website on the World Wide Web. The notice shall include the form of a Fundamental Change Purchase Notice to be completed by the Holder and shall state, among other things:

(i)                                     The date of such Fundamental Change and, briefly, the events causing such Fundamental Change;

(ii)                                  the Fundamental Change purchase price;

(iii)                               the Fundamental Change Purchase Date;

(iv)                              the name and address of the Transfer Agent;

(v)                                 the Conversion Price and any adjustments thereto;

(vi)                              that the Preferred Stock as to which a Fundamental Change Purchase Notice has been given may be converted into Common Stock pursuant to this Certificate of Designations only to the extent that the Fundamental Change Purchase Notice has been withdrawn in accordance with the terms of this Certificate of Designations; and

(vii)                           the procedures that a Holder of the Preferred Stock must follow to exercise rights under this Article 5.

5.3                               Conditions to Purchase

(a)                                 A Holder of shares of Preferred Stock may exercise its rights specified in Section 5.1 upon delivery of a written notice (which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form) of the exercise of such rights (a “Fundamental Change Purchase Notice”) to the Transfer Agent at any time within 90 days following the occurrence of a Fundamental Change. The Fundamental Change Purchase Notice shall state, among other things:

(i)                                     the Preferred Stock certificate numbers;

(ii)                                  the number of shares of Preferred Stock to be purchased; and

(iii)                               that the Issuer shall purchase such Preferred Stock pursuant to the applicable provisions of the Preferred Stock and this Certificate of Designations.

(b)                                 The delivery of such share of Preferred Stock to be purchased (together with all necessary endorsements) to the Transfer Agent at the office of such Transfer Agent shall be a condition to the receipt by the Holder of the Fundamental Change purchase price.

(c)                                  Any purchase by the Issuer contemplated pursuant to the provisions of this Section 5.3 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Fundamental Change Purchase Date and the time of delivery of such share of Preferred Stock to the Transfer Agent in accordance with this Section 5.3.

5.4                               Withdrawal of Fundamental Change Purchase Notice

(a)                                 Notwithstanding anything herein to the contrary, any Holder of Preferred Stock delivering to the Transfer Agent the Fundamental Change Purchase Notice shall have the right to withdraw such Fundamental Change Purchase Notice in whole or as to a portion thereof at any time prior to the close of business on the Business Day before the Fundamental Change Purchase Date by delivery of a written notice of withdrawal to the Transfer Agent in accordance with this Section 5.4. The Transfer Agent shall promptly notify the Issuer of the receipt by it of any Fundamental Change Purchase Notice or written withdrawal thereof. The written withdrawal shall specify, among other things:

(i)                                     the certificate numbers for the shares of Preferred Stock in respect of which such notice of withdrawal is being submitted;

(ii)                                  the number of shares of Preferred Stock with respect to which such notice of withdrawal is being submitted; and

(iii)                               the number of shares of Preferred Stock, if any, that remain subject to the original Fundamental Change Purchase Notice and have been or will be delivered for purchase by the Issuer.

(b)                                 The Transfer Agent will promptly return to the respective Holders thereof any shares of Preferred Stock with respect to which a Fundamental Change Purchase Notice has been withdrawn in compliance with this Certificate of Designations, in which case, upon such return, the Fundamental Change Purchase Notice with respect thereto shall be deemed to have been withdrawn.

5.5                               Effect of Fundamental Change Purchase Notice

Upon the receipt by the Transfer Agent of the Fundamental Change Purchase Notice, the Holder of the shares of Preferred Stock in respect of which such Fundamental Change Purchase Notice was given shall (unless such Fundamental Change Purchase Notice is withdrawn) thereafter be entitled to receive the Fundamental Change Purchase Price with respect to such shares of Preferred Stock, subject to Section 5.3. Such Fundamental Change Purchase Price shall be paid to such Holder promptly following the later of (a) the Fundamental Change Purchase Date with respect to such shares of Preferred Stock and (b) the time of delivery of such shares of Preferred Stock to the Transfer Agent by the Holder thereof in the manner required by this Article 5. Shares of Preferred Stock in respect of which a Fundamental Change Purchase Notice has been given by the Holder thereof may not be converted into Common Stock on or after the date of the delivery of such Fundamental Change Purchase Notice unless such

Fundamental Change Purchase Notice has first been validly withdrawn as specified in Section 5.4.

5.6                               Deposit of Purchase Price

On the Business Day immediately following the Fundamental Change Purchase Date, the Issuer shall deposit with the Transfer Agent an amount of cash (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Fundamental Change Purchase Price of all shares of Preferred Stock or portions thereof that are to be purchased as of the Fundamental Change Purchase Date. The manner in which the deposit required by this Section 5.6 is made by the Issuer shall be at the option of the Issuer; provided, however, that such deposit shall be made in a manner such that the Transfer Agent shall have immediately available funds on the date of deposit. If the Transfer Agent holds cash sufficient to pay the Fundamental Change Purchase Price of any share of Preferred Stock for which a Fundamental Change Purchase Notice has been tendered and not withdrawn in accordance with this Certificate of Designations on the Business Day following the Fundamental Change Purchase Date then, effective immediately after such Fundamental Change Purchase Date (regardless of whether or not delivery of such shares of Preferred Stock to the Transfer Agent by the Holder thereof in the manner required by this Article 5 is made), such shares of Preferred Stock will cease to be outstanding, dividends will cease to accumulate and all other rights of the Holder shall terminate (other than the right to receive the Fundamental Change Purchase Price as aforesaid).

5.7                               Preferred Stock Purchased in Part

Upon surrender of the certificate or certificates representing shares of Preferred Stock that is or are purchased in part, the Issuer shall execute and the Transfer Agent shall authenticate and deliver to the Holder, a new certificate or certificates representing shares of the Preferred Stock in an amount equal to the unpurchased portion of the shares of Preferred Stock surrendered for partial purchase.

5.8                               Repayment to the Issuer

The Transfer Agent shall return to the Issuer any cash that remains unclaimed for two years, subject to applicable unclaimed property law, together with interest, if any, thereon held by them for the payment of the Fundamental Change purchase price; provided, however, that to the extent that the aggregate amount of cash deposited by the Issuer pursuant to this Section 5.8 exceeds the aggregate purchase price of the Preferred Stock or portions thereof that the Issuer is obligated to purchase as of the Fundamental Change Purchase Date, then on the Business Day following the Fundamental Change Purchase Date, the Transfer Agent shall return any such excess to the Issuer. Thereafter, any Holder entitled to payment must look to the Issuer for payment as general creditors, unless an applicable abandoned property law designates another Person.

6.                                      Liquidation Preference

6.1                               Upon any voluntary or involuntary liquidation, dissolution or winding up of the Issuer or reduction or decrease in the Capital Stock resulting in a distribution of assets to the Holders of any class or series of the Capital Stock, Holders of the Preferred Stock will be entitled to be paid, out of assets of the Issuer available for distribution, the Liquidation Preference per share plus an amount in cash equal to all accumulated and unpaid dividends thereon to the date fixed for liquidation, dissolution or winding up (including an amount equal to a prorated dividend for the period from the last Dividend Payment Date to the date fixed for liquidation, dissolution or winding up), before any distribution is made on any Junior Stock, including, without limitation, the Common Stock but after any distribution is made on any of the Issuer’s indebtedness or Senior Stock.

6.2                               If, upon any voluntary liquidation, dissolution or winding up of the Issuer, the amounts payable with respect to the Liquidation Preference of the Preferred Stock and all other Parity Stock are not paid in full, the Holders of the Preferred Stock and the Parity Stock will share pro rata in proportion to the full distribution to which each is entitled.

6.3                               After payment of the full amount of the Liquidation Preference to which Holders of shares of the Preferred Stock are entitled (including all accumulated and unpaid dividends to which Holders of the shares of Preferred Stock are entitled), the Holders of shares of the Preferred Stock will have no right or claim to any of the remaining assets of the Issuer.

6.4                               Neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Issuer nor the consolidation, merger or amalgamation of the Issuer with or into one or more entities or the consolidation, merger or amalgamation of one or more entities with or into the Issuer will be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Issuer, unless such sale, conveyance, exchange or transfer shall be in connection with a liquidation, dissolution or winding up of the business of the Issuer.

6.5                               Notwithstanding the foregoing, the Issuer is not required to set aside any funds to protect the Liquidation Preference of the shares of Preferred Stock.

7.                                      Voting Rights

7.1                               The affirmative vote or consent of the Holders of at least 66 2/3% of the outstanding Preferred Stock (with one vote for each share of Preferred Stock held), voting separately as a class, will be required to issue, or increase the authorized number of, any class of Senior Stock, and amend, alter or repeal the Certificate of Incorporation or this Certificate of Designations, whether by merger, consolidation or otherwise, in a manner that would amend, alter or affect adversely the rights of Holders of Preferred Stock.

7.2          Except as set forth in this Certificate of Designations, the creation, authorization or issuance of any shares of Junior Stock or Parity Stock or an increase or decrease in the amount of authorized Common Stock or Preferred Stock, shall not require the consent of the Holders of the Preferred Stock and shall not be deemed to affect adversely the rights, preferences, privileges or voting rights of Holders of shares of the Preferred Stock.

8.                                      Share Payments and Stock Borrow

8.1                               Holder Share Payment

(a)           Upon conversion and payment of the Cash Conversion Amount and all accumulated and unpaid dividends and, if applicable, the Net Share Value, by the Issuer, (i) if the Market Price is less than $27.14 (the “Threshold Price”), the Holder will deliver to the Issuer a number of shares of the Issuer’s Common Stock equal in value (determined by the Calculation Agent based on the Market Price) to the product of (x) the Threshold Price minus the Market Price and (y) the Number of Underlying Shares, or, if so elected by the Issuer in accordance with Section 4.1, an equivalent amount in cash, and (ii) if the Market Price is equal to or greater than the Threshold Price, the Holder will not make any such share delivery or cash payment to the Issuer.

(b)           The Holder will make a payment in cash in lieu of delivering any fractional shares of Common Stock.

(c)           Any such delivery of shares or cash by the Holder shall be made as promptly as practicable after the Conversion Date, but in no event later than five Business Days thereafter.

8.2          Stock Borrow Disruption

During any period that a Holder of shares of Preferred Stock is unable, using commercially reasonable efforts, to borrow (or maintain a borrowing of) shares with respect to the Preferred Stock in an amount necessary to hedge its exposure under the Preferred Stock at a rate equal to or less than 5 times the Expected Borrow Cost (such period, the “Stock Borrow Disruption Period”), the dividend rate will increase as directed by the Calculation Agent in its sole discretion to account for any resulting increased hedging costs during such period. Promptly following the end of any Stock Borrow Disruption Period, as determined by the Calculation Agent, the dividend rate shall reset to 2.822%. The “Expected Borrow Cost” is 0.25% per annum.

9.                                      Amendment, Supplement and Waiver

9.1          Without the consent of any Holder of the Preferred Stock, subject to the requirements of the Delaware General Corporation Law, the Issuer may amend or supplement this Certificate of Designations to cure any ambiguity, defect or inconsistency, to provide for uncertificated Preferred Stock in addition to or in place of certificated Preferred Stock, to provide for the assumption of the Issuer’s obligations to Holders of the Preferred Stock in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Preferred Stock or that does not adversely affect the legal rights or duties under this Certificate of Designations of any such Holder.

10.                               Certain Definitions

Set forth below are certain defined terms used in this Certificate of Designations.

10.1        “Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

10.1A     “Applicable Restriction” means any law, rule, regulation, regulatory order or organizational documents or contracts of the Issuer that are, in each case, applicable to ownership of shares of Common Stock.

10.1B     “Applicable Share Limit” means a number of shares of Common Stock equal to (A) the minimum number of shares of Common Stock that could give rise to reporting or registration obligations or other requirements (including obtaining prior approval from any person or entity) of a Holder Person, or could result in an adverse effect on a Holder Person, under any Applicable Restriction, as determined by the relevant Holder in its reasonable discretion, minus (B) 1% of the number of shares of Common Stock outstanding.

10.2        “ASB Agreement” means the Accelerated Share Buyback Agreement between the Issuer and Credit Suisse First Boston Capital LLC, dated August 11, 2005.

10.3        “Board of Directors” means the Board of Directors of the Issuer.

10.4        “Business Day” means any day other than a Legal Holiday.

10.5        “Calculation Agent” means Credit Suisse First Boston LLC.

10.6        “Cancellation Amount” is as defined in Section 12.8 of the Equity Definitions.

10.7        “Capital Stock” means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock or partnership or membership interests, whether common or preferred.

10.8        “Cash Conversion Amount” is as defined in Section 4.4.

10.9        “Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of NRG Energy, Inc., as amended from time to time.

10.9A     “Change in Law” is as defined in Section 12.9(a)(ii) of the Equity Definitions; provided that Section 12.9(a)(ii) of the Equity Definitions is hereby amended by (i) replacing the word “Shares” with the phrase “Hedge Positions” in clause (X) thereof and (ii) replacing the parenthetical beginning after the word “regulation” in the second line thereof with the words “(including, for the avoidance of doubt and without limitation, (x) any tax law or (y) adoption or promulgation of new regulations authorized or mandated by existing statute)”.

10.10      “Change of Control” shall have the meaning ascribed to it in the Indenture dated as of April 21, 2014 among the Issuer, each guarantor party thereto and Law Debenture Trust Company of New York, as trustee, governing the Issuer’s 6.25% senior notes due 2024 as in effect on December 23, 2014.

10.11      “Closing Sale Price” means, on any date, the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date for the Common Stock as reported in composite transactions on the Exchange.

10.12      “Common Stock” means the Issuer’s authorized $.01 par value Common Stock.

10.13      “Conversion Date” is as defined in Section 4.2.

10.14      “Conversion Notice” means written notice from the Holder to the Issuer set forth in the form Certificate attached hereto.

10.15      “Conversion Price” means $40.71, subject to adjustment pursuant to this Certificate of Designations.

10.16      “Covenant Limitations” is as defined in Section 12.6.

10.17      “Credit Agreement” is as defined in Section 5.1(b).

10.18      “CSFB” means Credit Suisse First Boston Capital LLC.

10.19      “Delisting” is as defined in Section 12.6(a)(iii) of the Equity Definitions; provided that, in addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it will also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or their respective successors); if the Shares are immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or their respective successors), such exchange or quotation system shall thereafter be deemed to be the Exchange.

10.20      “Disrupted Day” means any Scheduled Trading Day on which the Exchange or any Related Exchange fails to open for trading during its regular trading session or on which a Market Disruption Event has occurred.

10.21      “Dividend Payment Date” means March 15, June 15, September 15 and December 15 of each year, beginning on December 15, 2005, or if any such date is not a Business Day, on the next succeeding Business Day.

10.22      “Dividend Period” means the period beginning on, and including, a Dividend Payment Date and ending on, and excluding, the immediately succeeding Dividend Payment Date.

10.23      “Early Closure” means the closure on any Exchange Business Day of the Exchange or any Related Exchange(s) prior to its Scheduled Closing Time.

10.24      “Equity Definitions” means the 2002 ISDA Equity Derivatives Definitions, as published by the International Swaps and Derivatives Association, Inc.

10.25      “Exchange” means the New York Stock Exchange, subject to Section 10.19.

10.26      “Exchange Act” means the Securities Exchange Act of 1934, as amended.

10.27      “Exchange Business Day” means any Scheduled Trading Day on which each Exchange and Related Exchange are open for trading during their respective regular trading sessions, notwithstanding any such Exchange or Related Exchange closing prior to its Scheduled Closing Time.

10.28      “Exchange Disruption” means any event (other than an Early Closure) that disrupts or impairs (as determined by the Calculation Agent) the ability of market participants in general (i) to effect transactions in, or obtain market values for, the Common Stock on the Exchange or (ii) to effect transactions in, or obtain market values for, futures or options contracts relating to the Common Stock on any relevant Related Exchange.

10.29      “Existing Preferred Stock” means the Issuer’s existing 4.0% Convertible Perpetual Preferred Stock.

10.30      “Expected Borrow Cost” is as defined in Section 8.2.

10.31      “Fundamental Change” means any of the following: (a) a Change of Control, (b) a Nationalization, (c) an Insolvency or (d) a Delisting.

10.32      “Fundamental Change Purchase Date” is as defined in Section 5.1(a).

10.33      “Fundamental Change Purchase Notice” is as defined in Section 5.3(a).

10.34      “Fundamental Change Purchase Price” is as defined in Section 5.1(a).

10.35      “Holder” means a Person in whose name shares of Capital Stock is registered.

10.35A   “Holder Person” means, with respect to any Holder, such Holder or any Person whose ownership position of shares of Common Stock would be aggregated with that of such Holder under any Applicable Restriction.

10.36      “Issuer” means NRG Energy, Inc., a Delaware corporation.

10.37      “Insolvency” is as defined in Section 12.6(a)(ii) of the Equity Definitions.

10.38      “Issue Price” means $1,378.01.

10.39      “Junior Stock” is as defined in Section 3.1(a).

10.40      “Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place payment is to be received are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no dividends shall accumulate on such payment for the intervening period.

10.41      “Liquidation Preference” means $1,378.01 per share of Preferred Stock.

10.42      “Market Disruption Event” means the occurrence or existence of (i) a Trading Disruption, (ii) an Exchange Disruption, which in either case the Calculation Agent determines is material, or (iii) an Early Closure.

10.43      “Market Price” means the arithmetic mean of the VWAP of the Issuer’s Common Stock on each of the 20 consecutive Scheduled Trading Days starting on the date 30 scheduled Exchange Business Days immediately prior to the Conversion Date; provided, that if any such Scheduled Trading Day is a Disrupted Day, then the “Modified Postponement” procedures of Section 6.7(c) of the Equity Definitions that are applicable to a “Share Transaction” (as defined in the Equity Definitions) shall apply; provided, further, that if a Market Disruption Event occurs on any of those Scheduled Trading Days, notwithstanding anything to the contrary in the preceding proviso, the Calculation Agent may determine that such Scheduled Trading Day is a Disrupted Day only in part, in which case the Calculation Agent shall make adjustments to the number of shares of Common Stock for which such day shall be considered a Scheduled Trading Day for purposes of this calculation and shall designate the next Scheduled Trading Day that is not a Disrupted Day as the relevant day for calculations for the remaining shares of Common Stock, and shall determine any Market Price based on an appropriately weighted average instead of the arithmetic mean of the VWAPs. The determinations and adjustments of the Calculation Agent will be based on, among other factors, the duration of any Market Disruption Event and the volume, historical trading patterns and price of the shares of Common Stock.

10.44      “Maximum Number of Shares” is as defined in Section 4.4.

10.45      “Nationalization” is as defined in Section 12.6(a)(i) of the Equity Definitions.

10.46      “Net Share Amount” is as defined in Section 4.4.

10.47      “Net Shares” is as defined in Section 4.4.

10.48      “Net Share Value” is as defined in Section 4.4.

10.49      “New Preferred” is as defined in Section 12.6.

10.50      “Notes Indentures” is as defined in Section 5.1(b).

10.51      “Number of Underlying Shares” means 50.77430 shares of Common Stock.

10.52      “Parity Stock” is as defined in Section 3.1(b).

10.53      “Person” means any individual, corporation, partnership, joint venture, association, joint-stock issuer, interest, trust or unincorporated organization (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

10.54      “Potential Adjustment Event” is as defined in Section 4.7(b).

10.55      “Preferred Stock” means the Preferred Stock authorized in this Certificate of Designations.

10.56      “Related Exchange” means each successor to the Exchange or any substitute exchange or quotation system to which trading in futures or options contracts relating to the Common Stock has temporarily relocated (provided that the Calculation Agent has determined that there is comparable liquidity relative to the futures or options contracts relating to the Common Stock on such temporary or substitute exchange or quotation system as on the original Related Exchange).

10.57      “Scheduled Trading Day” means any day on which the Exchange is scheduled to be open for trading for its regular trading session.

10.57A   “Section 16 Percentage” means, as of any day, the fraction, expressed as a percentage, (i) the numerator of which is the number of shares of Common Stock that the relevant Holder and each Person subject to aggregation of shares of Common Stock with such Holder under Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder directly or indirectly beneficially own (as defined under Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder) and (ii) the denominator of which is the number of shares of Common Stock outstanding.

10.58      “Senior Stock” is as defined in Section 3.1(c).

10.58A   “Share Amount” means, with respect to any Holder and as of any day, the number of shares of Common Stock that such Holder and any Person whose ownership position would be aggregated with that of such Holder under any Applicable Restrictions, owns, beneficially owns, constructively owns, controls, holds the power to vote or otherwise meets a relevant definition of ownership under any Applicable Restriction, as determined by the Calculation Agent.

10.59      “Stock Borrow Disruption Period” is as defined in Section 8.2.

10.60      “Subsidiary” means, with respect to any person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such person or one or more of the other Subsidiaries of such person or a combination thereof.

10.61      “Threshold Price” is as defined in Section 8.1(a).

10.62      “Trading Disruption” means any suspension of or limitation imposed on trading by the Exchange or Related Exchange or otherwise and whether by reason of movements in price exceeding limited permitted by the Exchange or Related Exchange or otherwise (i) relating to the Common Stock on the Exchange or (ii) in futures or options contracts relating to the Common Stock on any relevant Related Exchange.

10.63      The “Transfer Agent” shall be as established pursuant to Article 11 hereof.

10.64      “VWAP” means, on any date, the per share volume-weighted average price at which shares of the Common Stock trade as reported in the composite transactions for United States exchanges and quotation systems, during the regular trading session for the Exchange on such date, as determined by the Calculation Agent.

11.                               Transfer Agent and Registrar; Transfer Restrictions

The duly appointed Transfer Agent and registrar for the Preferred Stock shall be Wells Fargo Bank, N.A. The Issuer may, in its sole discretion, remove the Transfer Agent in accordance with the agreement between the Issuer and the Transfer Agent; provided that the Issuer shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal. For the avoidance of doubt, each of CSFB and any Holder may transfer shares of the Preferred Stock or assign its rights and duties under this Certificate of Designations (i) to its affiliates and (ii) with the consent of the Issuer (which shall not be unreasonably withheld), to unaffiliated third parties. The Transfer Agent and registrar will duly record the transfer of any shares of Preferred Stock.

12.                               Other Provisions

12.1        With respect to any notice to a Holder of shares of the Preferred Stock required to be provided hereunder, neither failure to mail such notice, nor any defect therein or in the mailing thereof, to any particular Holder shall affect the sufficiency of the notice or the validity of the proceedings referred to in such notice with respect to the other Holders or affect the legality or validity of any distribution, rights, warrant, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any such action. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder receives the notice.

12.2        Shares of Preferred Stock issued and reacquired will be retired and canceled promptly after reacquisition thereof and, upon compliance with the applicable requirements of Delaware law, have the status of authorized but unissued shares of preferred stock of the Issuer undesignated as to series and may with any and all other authorized but unissued shares of preferred stock of the Issuer be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Issuer except that any issuance or reissuance of shares of Preferred Stock must be in compliance with this Certificate of Designations.

12.3        No fractional shares of Common Stock or securities representing fractional shares of Common Stock will be issued upon conversion of the Preferred Stock. Any fractional interest in a share of Common Stock resulting from the conversion of the aggregate amount of a Holder’s Preferred Stock converted will be paid in cash based on the Closing Sale Price of the Common Stock on the Conversion Date or such later time as the Issuer is legally and contractually able to pay for such fractional shares.

12.4        The shares of Preferred Stock shall be issuable in whole shares.

12.5        All notices periods referred to herein shall commence on the date of the mailing of the applicable notice.

12.6        Exchange Rights Upon Certain Events

In the event that the Issuer is required at any time pursuant to this Certificate of Designations to pay or deliver a cash amount to a Holder in respect of the repurchase of, or in satisfaction of the Issuer’s obligation to pay the Liquidation Preference of, Preferred Stock (including, without limitation, upon conversion, upon Cancellation and Payment pursuant to Section 4.8 or upon exercise of a Holder’s rights pursuant to Section 5.1), or the Issuer would be so required but for the operation of the phrase beginning “subject to” in Section 4.8(c) or but for the operation of Section 5.1(b) (such phrase and Section, the “Covenant Limitations”), and the Issuer does not so pay or deliver such cash amount at such time as a result of the Covenant Limitations, requirements of applicable law, or otherwise, then, in addition to an without prejudice to any rights that a Holder may have under law, contract or otherwise, upon request of such Holder, the Issuer shall issue new shares of preferred stock (the “New Preferred”) in exchange for such Holder’s right to receive such cash amount, with a dividend rate and such other terms as may be determined by the Calculation Agent as necessary or advisable to facilitate the sale of the New Preferred so as to provide an aggregate amount of net proceeds to such Holder upon a sale of the New Preferred concurrent with the issue thereof equal to such cash amount, together with accumulated and unpaid dividends to, but excluding, the date upon which such New Preferred is issued and sold.

12.7        Calculation Agent

Whenever the Calculation Agent is required to act or to exercise judgment in any way pursuant to this Certificate of Designations, it will do so in good faith and in a commercially reasonable manner.

12.8        All shares of Common Stock deliverable by the Issuer pursuant to the terms of the Preferred Stock shall be delivered to the relevant Holder by book-entry transfer through the facilities of The Depository Trust Corporation or any successor thereto. Unless the relevant Holder is an affiliate of the Issuer (or has been an affiliate of the Issuer during the three months immediately preceding delivery of shares of Common Stock), such shares of Common Stock delivered to such Holder shall be eligible for resale and transfer without registration under the Act pursuant to Rule 144 as promulgated under the Act as in effect on December 23, 2014 (without being subject to limitations on volume or manner of sale pursuant to such Rule 144) by such Holder. Such shares of Common Stock delivered to the relevant Holder shall not contain or be subject to any restrictive legend.

12.9        Notwithstanding any other provisions hereof, no Holder is entitled to take delivery of any shares of Common Stock deliverable hereunder to the extent (but only to the extent) that, after such receipt of any shares, (i) the Section 16 Percentage would exceed 7.5%, or (ii) the Share Amount would exceed the Applicable Share Limit. Any purported delivery hereunder shall be void and have no effect to the extent (but only to the extent) that, after such delivery, (i) the Section 16 Percentage would exceed 7.5%, or (ii) the Share Amount would exceed the Applicable Share Limit. If any delivery owed to a Holder is not made, in whole or in part, as a result of this Section 12.9, the Issuer’s obligation to make such delivery shall not be extinguished, and the Issuer shall make such delivery as promptly as practicable after, but in no event later than one Business Day after, such Holder gives notice to the Issuer that, after such delivery, (i) the Section 16 Percentage would not exceed 7.5%, and (ii) the Share Amount would not exceed the Applicable Share Limit.

IN WITNESS WHEREOF, NRG Energy, Inc. caused this Certificate to be signed this 11th day of August 2005.

NRG ENERGY, INC.

By:	/s/ DAVID CRANE
	Name:	David Crane
	Title:	President and Chief Executive Officer

Exhibit B

December [•], 2014

Credit Suisse Capital LLC

Eleven Madison Avenue
New York, New York 10010

Re:                             Amendment to NRG Energy, Inc. 3.625% Perpetual Convertible Preferred Stock

Ladies and Gentlemen:

We are issuing this letter in our capacity as special counsel for NRG Energy, Inc., a Delaware corporation (the “Issuer”), in response to the requirement in Section 5(c) of the Amendment Agreement, dated December [•], 2014 (the “Amendment Agreement”), between the Issuer and Credit Suisse Capital LLC, as the record holder and beneficial owner (the “Preferred Stockholder” and herein being called “you”) of the Issuer’s 3.625% Perpetual Convertible Preferred Stock.

In connection with the preparation of this letter, we have among other things read:

(a)                                 an executed original of the Amendment Agreement;

(b)                                 the Certificate of Designations (the “Certificate of Designations”) establishing the 3.625% Perpetual Convertible Preferred Stock;

(c)                                  the Certificate of Amendment to the Certificate of Designations establishing the [       ]% Perpetual Convertible Preferred Stock (the “Certificate of Amendment”);

(d)                                 a certified copy of resolutions adopted by (i) the Board of Directors of the Issuer relating to the Transaction Documents (as defined below); and (ii) the Finance and Risk Management Committee of the Board of Directors of the Issuer relating to the Transaction Documents;

(e)                                  the documents listed on Exhibit A hereto (the “Specified Contracts”); and

(f)                                   copies of all certificates and other documents delivered in connection with the consummation of the transactions contemplated by the Amendment Agreement.

The term “Transaction Documents” is used in this letter to collectively refer to the Amendment Agreement and the Certificate of Amendment.

Subject to the assumptions, qualifications and limitations which are identified in this letter, we advise you that:

1.                                      The Issuer is a corporation existing and in good standing under the General Corporation Law of the State of Delaware and is qualified to do business and is in good standing as a foreign corporation in the State of New York.

2.                                      The Issuer has the corporate power to enter into, and perform its obligations under, the Amendment Agreement.

3.                                      The Certificate of Amendment has been duly authorized by the Issuer and has been filed with the Secretary of State of the State of Delaware and has become effective in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), and each of the rights, powers and preferences, and qualifications, limitations and restrictions of the Shares set forth in the Certificate of Designations as amended by the Certificate of Amendment are authorized by and do not conflict with the DGCL.

4.                                      The Amendment Agreement has been duly authorized, executed and delivered by the Issuer and is a valid and binding obligation of the Issuer and is enforceable against the Issuer in accordance with its terms.

5.                                      The shares of the [   ]% Perpetual Convertible Preferred Stock (the “Shares”) have been duly authorized and such Shares are validly issued, fully paid and nonassessable.

6.                                      The Shares will be convertible into shares of Common Stock, par value $0.01 per share, of the Issuer (the “Common Stock”) in accordance with the terms of the Certificate of Designations as amended by the Certificate of Amendment.  The shares of Common Stock, if any, to be issued by the Issuer upon conversion of the Shares in accordance with the terms of the Certificate of Designations have been duly authorized and, when appropriate certificates representing such shares of Common Stock are duly countersigned by the Issuer’s transfer agent/registrar and issued in accordance with the terms of the Certificate of Designations, such shares of Common Stock will be validly issued, fully paid and nonassessable.  The issuance of such shares of Common Stock is not subject to any preemptive rights under the terms of the statute under which the Issuer is incorporated, under the Issuer’s Certificate of Incorporation or under any contractual provision of any document listed on Exhibit A.

7.                                      The execution and delivery of the Transaction Documents by the Issuer and the performance by the Issuer of its obligations thereunder do not and will not (i) conflict with or violate any of the terms or provisions of the Issuer’s Certificate of Incorporation or Bylaws, (ii) result in any breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under any Specified Contract (it being expressly understood that in each case we express no opinion as to compliance with any financial covenant or test or cross-default provision in any Specified Contract), (iii) violate or conflict with any judgment, decree or order identified to us by the Issuer (we note that none were identified) of any court or any judicial, regulatory or other legal or governmental agency or body having jurisdiction over the Issuer or any of the Issuer’s subsidiaries or any of their properties or (iv) violate any Specified Laws (as defined below) which, in our experience, are normally applicable to both general business corporations that are not engaged in regulated business activities and to transactions of the type contemplated by the Amendment Agreement (but without having made any special investigation as to other laws), except in each of the cases of clauses (ii) and (iii), for any such conflict, breach, violation or default which has been waived by the party or parties with power to waive such conflict, breach, violation or default. (The advice in this paragraph is referred to herein as the “No Conflicts Opinion”).

8.                                      No consent, waiver, approval, authorization or order of any court or governmental authority is required for the consummation by the Issuer of the transactions contemplated by the Transaction Documents, except such as may be required under the Securities Act, the security or Blue Sky laws of the various states and any statutes or rules relating to the regulation of energy production (and the rules and regulations thereunder), as to which we express no opinion in this paragraph. (The advice in this paragraph is referred to herein as the “No Consent Opinion”).

9.                                      The Issuer is not, nor immediately after the sale of the Shares to the Purchaser and application of the net proceeds therefrom will be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

ooooooooo

We have not undertaken any search of court records or undertaken any other investigation to determine the facts upon which the advice in this letter is based.

We have assumed for purposes of this letter: each document we have reviewed for purposes of this letter is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine; that the Amendment Agreement and every other agreement we have examined for purposes of this letter constitutes a valid and binding obligation of each party to that document (other than the Issuer) and that each such party has satisfied all legal requirements that are applicable to such party to the extent necessary to entitle such party to enforce such agreement (except that we make no such assumption with respect to the Issuer); and that you have acted in good faith and without notice of any fact which has caused you to reach any conclusion contrary to any of the advice provided in this letter. We have also made other assumptions which we believe to be appropriate for purposes of this letter.

In preparing this letter we have relied without independent verification upon: (i) information contained in certificates obtained from governmental authorities; (ii) factual information represented to be true in the Amendment Agreement and other documents specifically identified at the beginning of this letter as having been read by us; (iii) factual information provided to us by the Issuer or its representatives; and (iv) factual information we have obtained from such other sources as we have deemed reasonable.  We have assumed that there has been no relevant change or development between the dates as of which the information cited in the preceding sentence was given and the date of this letter and that the information upon which we have relied is accurate and does not omit disclosures necessary to prevent such information from being misleading.  For purposes of numbered paragraph 1, we have relied exclusively on a certificate issued by governmental authorities of the State of Delaware, and such opinion is not intended to provide any conclusion or assurance beyond that conveyed in the certificate.

While we have reviewed certain corporate records and other documents specifically identified at the beginning of this letter as having been read by us, we have not undertaken any other investigation to determine the facts upon which the advice in this letter is based.  We confirm that we do not have knowledge that has caused us to conclude that our reliance and assumptions cited in the two immediately preceding paragraphs are unwarranted.

Whenever this letter provides advice about (or based upon) our knowledge of any particular information or about any information which has or has not come to our attention such advice is based entirely on the conscious awareness at the time this letter is delivered on the date it bears by the lawyers with Kirkland & Ellis LLP at that time who spent substantial time representing the Issuer in connection with the sale effected pursuant to the Amendment Agreement after consultation with such other lawyers at Kirkland & Ellis LLP who have spent substantial time representing the Issuer on other matters since December 31, 2013.

Each opinion (an “enforceability opinion”) in this letter that any particular contract is a valid and binding obligation or is enforceable in accordance with its terms is subject to:  (i) the effect of bankruptcy, insolvency, fraudulent conveyance and other similar laws and judicially developed doctrines in this area such as substantive consolidation and equitable subordination; (ii) the effect of general principles of equity; and (iii) other commonly recognized statutory and judicial constraints on enforceability including statutes of limitations. “General principles of equity” include but are not limited to: principles limiting the availability of specific performance and injunctive relief; principles which limit the availability of a remedy under certain circumstances where another remedy has been elected; principles requiring reasonableness, good faith and fair dealing in the performance and enforcement of an agreement by the party seeking enforcement; principles which may permit a party to cure a material failure to perform its obligations; and principles affording equitable defenses such as waiver, laches and estoppel.  It is possible that terms in a particular contract covered by our enforceability opinion may not prove enforceable for reasons other than those explicitly cited in this letter should an actual enforcement action be brought, but (subject to all the exceptions, qualifications, exclusions and other limitations contained in this letter) such unenforceability would not in our opinion prevent the party entitled to enforce that contract from realizing the principal benefits purported to be provided to that party by the terms in that contract which are covered by our enforceability opinion.

Our advice on every legal issue addressed in this letter is based exclusively on the internal law of the State of New York, the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act, and the federal laws of the United States (except that we do not opine as to the federal securities laws with respect to the No Conflicts Opinion and the No Consent Opinion), without our having made any investigation as to the applicability of any specific law unless such advice specifically references a specific law (the “Specified Laws”), and represents our opinion as to how that issue would be resolved were it to be considered by the highest court in the jurisdiction which enacted such law.  None of the opinions or other advice contained in this letter considers or covers, and the term “Specified Laws” does not include: (i) any antifraud laws, rules or regulations; (ii) any state securities (or “blue sky”) laws, rules or regulations; (iii) any laws, rules or regulations of the Financial Industry Regulatory Authority, Inc.; (iv) any federal, state, local or foreign laws, statutes, government rules or regulations or decisions governing the rates charged by, or the financial or organizational regulation of, electric utilities, transmission and distribution utilities, retail electric utilities, retail steam, hot water and/or chilled water utilities, public utilities, public service companies, or other similar entities; and (v) any laws, statutes, governmental rules or regulations or decisions which in our experience are not usually considered for or covered by opinions like those contained in this letter or are not generally applicable to transactions of the kind covered by the Transaction Documents including any regulatory laws or requirements specific to the industry in which you or the Issuer is engaged.

In addition, none of the opinions or other advice contained in the letter covers or otherwise addresses any of the following types of provisions which may be contained in the Transaction Documents: (i) provisions mandating contribution towards judgments or settlements among various parties; (ii) waivers of benefits and rights to the extent they cannot be waived under applicable law; (iii) provisions providing for liquidated damages, late charges and prepayment charges, in each case if deemed to constitute penalties; (iv) provisions which might require indemnification or contribution in violation of general principles of equity or public policy, including, without limitation, indemnification or contribution obligations which arise out of the failure to comply with applicable state or federal securities laws; (v) laws and regulations governing restrictions on distributions; or (vi) requirements in the Transaction Documents specifying that provisions thereof may only be waived in writing (these provisions may not be valid, binding or enforceable to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created modifying any provision of such documents).  This letter does not cover any other laws, statutes, governmental rules or regulations or decisions which in our experience are not usually considered for or covered by opinions like those contained in this letter or are not generally applicable to transactions of the kind covered by the Transaction Documents.  We express no opinion as to what law might be applied by any courts to resolve any issue addressed by our opinion and we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually be applied to resolve issues which may arise.  The manner in which any particular issue would be treated in any actual court case would depend in part on facts and circumstances particular to the case and would also depend on how the court involved chose to exercise the wide discretionary authority generally available to it.  This letter is not intended to guarantee the outcome of any legal dispute that may arise in the future.

We note that certain of the Specified Contracts are governed by laws other than the Specified Laws. Our advice expressed herein is based on the plain language of such Specified Contracts, without regard to the interpretation of such language under such other laws, and we do not assume any responsibility with respect to the effect on the opinions set forth herein of any interpretation thereof inconsistent with such understanding.

This letter speaks as of the time of its delivery on the date it bears. We do not assume any obligation to provide you with any subsequent opinion or advice by reason of any fact about which we did not have knowledge at that time, by reason of any change subsequent to that time in any law other governmental requirement or interpretation thereof covered by any of our opinions or advice, or for any other reason.

This letter may be relied upon by you only for the purpose served by the provision in the Amendment Agreement cited in the initial paragraph of this letter in response to which it has been delivered.  Without our written consent: (i) no person other than you may rely on this letter for any purpose; (ii) this letter may not be cited or quoted in any financial statement, offering memorandum, private placement memorandum or other similar document; (iii) this letter may not be cited or quoted in any other document or communication which might encourage reliance upon this letter by any person or for any purpose excluded by the restrictions in this paragraph; and (iv) copies of this letter may not be furnished to anyone for purposes of encouraging such reliance.

Very truly yours,

KIRKLAND & ELLIS LLP

Exhibit A

1.              Indenture, dated as of February 2, 2006, among the Company and Law Debenture Trust Company of New York, as trustee (the “Trustee”), as supplemented by (a) the Ninth Supplemental Indenture, dated as of November 21, 2006, by and among the Company, the guarantors party thereto and the Trustee; (b) the Twelfth Supplemental Indenture, dated as of July 19, 2007, by and among the Company, the guarantors party thereto  and the Trustee; (c) the Fifteenth Supplemental Indenture, dated as of August 28, 2007, by and among the Company, the guarantors party thereto and the Trustee; (d) the Eighteenth Supplemental Indenture, dated as of April 28, 2009, by and among the Company, the guarantors party thereto and the Trustee; (e) the Twenty-First Supplemental Indenture, dated as of May 8, 2009, by and among the Company, the guarantors party thereto and the Trustee; (f) the Twenty-Second Supplemental Indenture, dated June 5, 2009, by and among the Company, the guarantors party thereto and the Trustee; (g) the Twenty-Third Supplemental Indenture, dated July 14, 2009, by and among the Company, the guarantors party thereto and the Trustee; (h) the Twenty-Sixth Supplemental Indenture, dated October 5, 2009, by and among the Company, the guarantors party thereto and the Trustee; (i) the Twenty-Seventh Supplemental Indenture, dated October 5, 2009, by and among the Company, the guarantors party thereto and the Trustee; (j) the Thirtieth Supplemental Indenture, dated as of April 16, 2010, by and among the Company, the guarantors party thereto and the Trustee; (k) the Thirty-First Supplemental Indenture, dated as of April 16, 2010, by and among the Company, the guarantors party thereto and the Trustee; (l) the Thirty-Fourth Supplemental Indenture, dated as of June 23, 2010, by and among the Company, the guarantors party thereto and the Trustee; (m) the Thirty-Fifth Supplemental Indenture, dated as of June 23, 2010, by and among the Company, the guarantors party thereto and the Trustee; (n) the Thirty-Sixth Supplemental Indenture, dated as of August 20, 2010, by and among the Company, the guarantors party thereto and the Trustee; (o) the Thirty-Ninth Supplemental Indenture, dated as of December 15, 2010, by and among the Company, the guarantors party thereto and the Trustee; (p) the Fortieth Supplemental Indenture, dated as of December 15, 2010, by and among the Company, the guarantors party thereto and the Trustee; (q) the Forty-First Supplemental Indenture, dated as of December 15, 2010, by and among the Company, the guarantors party thereto and the Trustee; (r) the Forty-Second Supplemental Indenture, dated as of January 26, 2011, by and among the Company, the guarantors party thereto and the Trustee; (s) the Forty-Third Supplemental Indenture, dated as of April 22, 2011, by and among the Company, the guarantors party thereto and the Trustee; (t) the Forty-Sixth Supplemental Indenture, dated as of May 20, 2011, by and among the Company, the guarantors party thereto and the Trustee; (u) the Forty-Seventh Supplemental Indenture, dated as of May 20, 2011, by and among the Company, the guarantors party thereto and the Trustee; (v) the Forty-Eighth Supplemental Indenture, dated as of May 20, 2011, by and among the Company, the guarantors party thereto and the Trustee; (w) the Forty-Ninth Supplemental Indenture, dated as of May 20, 2011, by and among the Company, the guarantors party thereto and the Trustee; (x) the Fiftieth Supplemental Indenture, dated as of May 24, 2011, by and among the Company, the guarantors party thereto and the Trustee; (y) the Fifty-First Supplemental Indenture, dated as of May 24, 2011, by and among the Company, the guarantors party thereto and the Trustee; (z) the Fifty-Second

Supplemental Indenture, dated as of November 8, 2011, by and among the Company, the guarantors party thereto and the Trustee; (aa) the Fifty-Third Supplemental Indenture, dated as of November 8, 2011, by and among the Company, the guarantors party thereto and the Trustee; (bb) the Fifty-Fourth Supplemental Indenture, dated as of November 8, 2011, by and among the Company, the guarantors party thereto and the Trustee; (cc) the Fifty-Fifth Supplemental Indenture, dated as of November 8, 2011, by and among the Company, the guarantors party thereto and the Trustee; (dd) the Fifty-Sixth Supplemental Indenture, dated as of November 8, 2011, by and among the Company, the guarantors party thereto and the Trustee; (ee) the Fifty-Seventh Supplemental Indenture, dated as of November 8, 2011, by and among the Company, the guarantors party thereto and the Trustee; (ff) the Fifty-Eighth Supplemental Indenture, dated as of April 5, 2012, by and among the Company, the guarantors party thereto and the Trustee; (gg) the Fifty-Ninth Supplemental Indenture, dated as of April 5, 2012, by and among the Company, the guarantors party thereto and the Trustee; (hh) the Sixtieth Supplemental Indenture, dated as of April 5, 2012, by and among the Company, the guarantors party thereto and the Trustee; (ii) the Sixty-First Supplemental Indenture, dated as of April 5, 2012, by and among the Company, the guarantors party thereto and the Trustee; (jj) the Sixty-Second Supplemental Indenture, dated as of April 5, 2012, by and among the Company, the guarantors party thereto and the Trustee; (kk) the Sixty-Third Supplemental Indenture, dated as of April 5, 2012, by and among the Company, the guarantors party thereto and the Trustee; (ll) the Sixty-Fourth Supplemental Indenture, dated as of May 9, 2012, by and among the Company, the guarantors party thereto and the Trustee; (mm) the Sixty-Fifth Supplemental Indenture, dated as of May 9, 2012, by and among the Company, the guarantors party thereto and the Trustee; (nn) the Sixty-Sixth Supplemental Indenture, dated as of May 9, 2012, by and among the Company, the guarantors party thereto and the Trustee; (oo) the Sixty-Seventh Supplemental Indenture, dated as of May 9, 2012, by and among the Company, the guarantors party thereto and the Trustee; (pp) the Sixty-Eighth Supplemental Indenture, dated as of May 9, 2012, by and among the Company, the guarantors party thereto and the Trustee; (qq) the Sixty-Ninth Supplemental Indenture, dated as of May 9, 2012, by and among the Company, the guarantors party thereto and the Trustee; (rr) the Seventieth Supplemental Indenture, dated as of September 24, 2012, by and among the Company, the guarantors party thereto and the Trustee; (ss) the Seventy-First Supplemental Indenture, dated as of October 9, 2012, by and among the Company, the guarantors party thereto and the Trustee; (tt) the Seventy-Second Supplemental Indenture, dated as of October 9, 2012, by and among the Company, the guarantors party thereto and the Trustee; (uu) the Seventy-Third Supplemental Indenture, dated as of October 9, 2012, by and among the Company, the guarantors party thereto and the Trustee; (vv) the Seventy-Fourth Supplemental Indenture, dated as of October 9, 2012, by and among the Company, the guarantors party thereto and the Trustee; (ww) the Seventy-Fifth Supplemental Indenture, dated as of October 9, 2012, by and among the Company, the guarantors party thereto and the Trustee; (xx) the Seventy-Sixth Supplemental Indenture, dated as of October 9, 2012, by and among the Company, the guarantors party thereto and the Trustee; (yy) the Seventy-Seventh Supplemental Indenture, dated as of January 3, 2013, by and among the Company, the guarantors party thereto and the Trustee; (zz) the Seventy-Eighth Supplemental Indenture, dated as of January 3, 2013, by and among the Company, the guarantors party thereto and the Trustee; (aaa) the Seventy-Ninth Supplemental Indenture, dated as of January 3, 2013, by and among the Company, the guarantors party thereto and the Trustee; (bbb) the Eightieth Supplemental Indenture, dated as of January 3, 2013, by and among the Company, the guarantors party thereto and the Trustee; (ccc) the Eighty-First Supplemental Indenture, dated as of January 3, 2013, by and among the Company, the guarantors party thereto and the Trustee; (ddd) the Eighty-Second Supplemental Indenture, dated as of January 3, 2013, by and among the Company, the guarantors party thereto and the Trustee; (eee) the Eighty-Third Supplemental Indenture, dated as of March 13, 2013, by and among the Company, the guarantors party thereto and the Trustee; (fff) the Eighty-Fourth Supplemental Indenture, dated as of March 13, 2013, by and among the Company, the guarantors party thereto and the Trustee; (ggg) the Eighty-Fifth Supplemental Indenture, dated as of March 13, 2013, by and among the Company, the guarantors party thereto and the Trustee; (hhh) the Eighty-Sixth Supplemental Indenture, dated as of March 13, 2013, by and among the Company, the guarantors party thereto and the Trustee; (iii) the Eighty-Seventh Supplemental Indenture, dated as of March 13, 2013, by and among the Company, the guarantors party thereto and the Trustee; (jjj) the Eighty-Eighth Supplemental Indenture, dated as of March 13, 2013, by and among the Company, the guarantors party thereto and the Trustee; (kkk) the Eighty-Ninth Supplemental Indenture, dated as of March 13, 2013, by and among the Company, the guarantors party thereto and the Trustee; (lll) the Ninetieth Supplemental Indenture, dated as of May 2, 2013, by and among the Company, the guarantors party thereto and the Trustee; (mmm) the Ninety-First Supplemental Indenture, dated as of May 2, 2013, by and among the Company, the guarantors party thereto and the Trustee; (nnn) the Ninety-Second Supplemental Indenture, dated as of May 2, 2013, by and among the Company, the guarantors party thereto and the Trustee; (ooo) the Ninety-Third Supplemental Indenture, dated as of May 2, 2013, by and among the Company, the guarantors party thereto and the Trustee; (ppp) the Ninety-Fourth Supplemental Indenture, dated as of May 2, 2013, by and among the Company, the guarantors party thereto and the Trustee; (qqq) the Ninety-Fifth Supplemental Indenture, dated as of May 2, 2013, by and among the Company, the guarantors party thereto and the Trustee; (rrr) the Ninety-Sixth Supplemental Indenture, dated as of September 4, 2013, by and among the Company, the guarantors party thereto and the Trustee; (sss) the Ninety-Seventh Supplemental Indenture, dated as of September 4, 2013, by and among the Company, the guarantors party thereto and the Trustee; (ttt) the Ninety-Eighth Supplemental Indenture, dated as of September 4, 2013, by and among the Company, the guarantors party thereto and the Trustee; (uuu) the Ninety-Ninth Supplemental Indenture, dated as of September 4, 2013, by and among the Company, the guarantors party thereto and the Trustee; (vvv) the One Hundredth Supplemental Indenture, dated as of September 4, 2013, by and among the Company, the guarantors party thereto and the Trustee; (www) the One Hundred-First Supplemental Indenture, dated as of September 4, 2013, by and among the Company, the guarantors party thereto and the Trustee; (xxx) the One Hundred-Second Supplemental Indenture, dated as of October 7, 2013, by and among the Company, the guarantors party thereto and the Trustee; (yyy) the One Hundred-Third Supplemental Indenture, dated as of October 7, 2013, by and among the Company, the guarantors party thereto and the Trustee; (zzz) the One Hundred-Fourth Supplemental Indenture, dated as of October 7, 2013, by and among the Company, the guarantors party thereto and the Trustee; (aaaa) the One Hundred-Fifth Supplemental Indenture, dated as of October 7, 2013, by and among the Company, the guarantors party thereto and the Trustee; (bbbb) the One Hundred-Sixth Supplemental Indenture, dated as of October 7, 2013, by and among the Company, the guarantors party thereto and the Trustee; (cccc) the One Hundred-Seventh Supplemental Indenture, dated as of October 7, 2013, by and among the Company, the guarantors party thereto and the Trustee, (dddd) the One Hundred-Eighth Supplemental Indenture, dated as of November 13, 2013, by and among the Company, the guarantors party thereto and the Trustee, (eeee) the One Hundred-Ninth Supplemental Indenture, dated as of January 27, 2014, by and among the Company, the guarantors party thereto and the Trustee, (ffff) the One Hundred-Tenth Supplemental Indenture, dated as of March 24, 2014, by and among the Company, the guarantors party thereto and the Trustee, (gggg) the One Hundred-Eleventh Supplemental Indenture, dated as of April 28, 2014, by and among the Company, the guarantors named party thereto and the Trustee, (hhhh) the One Hundred-Twelfth Supplemental Indenture, dated as of October 3, 2014, by and among the Company, the guarantors named party thereto and the Trustee, (iiii) the One Hundred-Thirteenth Supplemental Indenture, dated as of November 12, 2014, by and among the Company, the guarantors named party thereto and the Trustee, and (jjjj) the One Hundred-Fourteenth Supplemental Indenture, dated as of November 24, 2014, by and among the Company, the guarantors named party thereto and the Trustee.

2.                                      Amended and Restated Credit Agreement, dated as of July 1, 2011, among the Company, Morgan Stanley Senior Funding, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital, Citigroup Global Markets Inc. Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman Sachs Bank USA, J.P. Morgan Securities LLC, RBS Securities Inc., The Bank of Tokyo-Mitsubishi UFJ, Ltd. and Union Bank, N.A., as joint lead book runners and joint lead arrangers, Citicorp North America Inc. as administrative agent and as collateral agent, Morgan Stanley Senior Funding, Inc., as syndication agent, and Bank of America, N.A., Barclays Bank plc and Deutsche Bank AG New York Branch, as documentation agents.

3.                                      First Amendment Agreement to the Amended and Restated Credit Agreement, dated as of February 6, 2013, among the Company, the Lenders from time to time parties thereto and Citicorp North America, Inc., as administrative agent.

4.                                      Second Amendment Agreement to the Amended and Restated Credit Agreement, dated as of June 4, 2013, among the Company,  the Lenders from time to time parties thereto and Citicorp North America, Inc., as administrative agent.

5.                                      Limited Liability Company Agreement of NRG Common Stock Finance I LLC.

6.                                      Note Purchase Agreement, dated August 4, 2006, among NRG Common Stock Finance I LLC, Credit Suisse International and Credit Suisse Securities (USA) LLC.

7.                                      Amendment Agreement, dated February 27, 2008, among NRG Common Stock Finance I LLC, Credit Suisse International and Credit Suisse Securities (USA) LLC.

8.                                      Amendment Agreement, dated August 8, 2008, among NRG Common Stock Finance I LLC, Credit Suisse International and Credit Suisse Securities (USA) LLC.

9.                                      Amendment Agreement, dated December 19, 2008, among NRG Common Stock Finance I LLC, Credit Suisse International and Credit Suisse Securities (USA) LLC.

10.                               Agreement with respect to Note Purchase Agreement, dated December 19, 2008, among NRG Common Stock Finance I LLC, Credit Suisse International, and Credit Suisse Securities (USA) LLC.

11.                               Preferred Interest Purchase Agreement, dated August 4, 2006, among NRG Common Stock Finance I LLC, Credit Suisse Capital LLC and Credit Suisse Securities (USA) LLC.

12.                               Preferred Interest Amendment Agreement, dated February 27, 2008, among NRG Common Stock Finance I LLC, Credit Suisse Capital LLC and Credit Suisse Securities (USA) LLC.

13.                               Preferred Interest Amendment Agreement, dated August 8, 2008, among NRG Common Stock Finance I LLC, Credit Suisse Capital LLC and Credit Suisse Securities (USA) LLC.

14.                               Preferred Interest Amendment Agreement, dated December 19, 2008, among NRG Common Stock Finance I LLC, Credit Suisse Capital LLC and Credit Suisse Securities (USA) LLC.

15.                               Agreement with respect to Preferred Interest Purchase Agreement, dated December 19, 2008, by and among NRG Common Stock Finance I LLC, Credit Suisse International, and Credit Suisse Securities (USA) LLC.

16.                               Indenture, dated as of April 21, 2014, between the Company and the Trustee, as trustee, as supplemented by (a) the First Supplemental Indenture, dated as of May 2, 2014, among the Company, the guarantors named therein and the Trustee, (b) the Second Supplemental Indenture, dated as of October 3, 2014, among the Company, the guarantors named therein and the Trustee, (c) the Third Supplemental Indenture, dated as of November 12, 2014, among the Company, the guarantors named therein and the Trustee, and (d) the Fourth Supplemental Indenture, dated as of November 24, 2014, among the Company, the guarantors named therein and the Trustee.

Exhibit C

NRG Energy, Inc.

211 Carnegie Center
Princeton, NJ 08540

Phone: 609.524.4598
Fax: 609.524.4589

December [ ], 2014

Credit Suisse Capital LLC Eleven Madison Avenue
New York, New York 10010

Ladies and Gentlemen:

I am Executive Vice President and General Counsel of NRG Energy, Inc., a Delaware corporation (the “Company”), and provide this letter in response to the requirements of Section 5(c) of the Amendment Agreement, dated as of December [  ], 2014 (the “Amendment Agreement”), between the Company and Credit Suisse Capital LLC (“CS” and herein being called “you”).  Every term which is defined or given a special meaning in the Purchase Agreement (as defined below) and which is not given a different meaning in this letter has the same meaning whenever it is used in this letter as the meaning it is given in the Purchase Agreement.

I have reviewed executed counterparts of the Amendment Agreement, the Stock Purchase Agreement, dated August 11, 2005, between the Company and Credit Suisse First Boston Capital LLC (the “Purchase Agreement”), the Certificate of Designations (the “Certificate of Designations”), dated August 11, 2005, establishing the 3.625% Perpetual Convertible Preferred Stock, and the Certificate of Amendment to the Certificate of Designations, dated as of the date hereof, establishing the [      ]% Perpetual Convertible Preferred Stock (the “Certificate of Amendment”). For purposes hereof, the Purchase Agreement, the Amendment Agreement, and the Certificate of Amendment, each in the form reviewed by me for purposes of this opinion letter, are referred to herein, collectively, as the “Transaction Documents.”

Subject to the assumptions, qualifications, exclusions and other limitations which are Identified in this letter, I advise you, and with respect to each legal issue addressed in this letter, it is my opinion, that:

1.                                      I have no knowledge about any legal or governmental proceeding that is pending or threatened against the Company or its subsidiaries that has caused me to conclude that such proceeding is required by Item 103 of Regulation S-K (“Regulation S-K”) under the Securities Act of 1933, as amended (the “Securities Act”), to be described in the Exchange Act Reports but that is not so described.

2.                                      The issuance of shares of the Company’s par value $0.01 Common Stock, if any, pursuant to the conversion provisions contained in the Certificate of Designations, as amended by the Certificate of Amendment, is not subject to any preemptive

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rights under any contractual provision of any documents of which I have knowledge.

In rendering this opinion, I have examined (i) originals or confirmed copies of the Amended and Restated Certificate of Incorporation, as amended, and Second Amended and Restated Bylaws of the Company, (ii) originals or copies of the resolutions of the board of directors and the finance and risk management committee of the board of directors of the Company approving the Transaction Documents and (iii) such corporate records, agreements and instruments of the Company, and such other documents, records and matters of law as I have deemed necessary for purposes of this opinion. With respect to all documents examined by me, I have assumed that (i) all signatures on documents examined by me are genuine, (ii) all documents submitted to me as originals are authentic and (iii) all documents submitted to me as copies conform with the original copies of those documents.

I am admitted to the bar of the District of Columbia and, as applicable, am opining herein on the General Corporation Law of the State of Delaware. I advise you that issues addressed by this letter may be governed in whole or in part by other laws, but I express no opinion as to whether any relevant difference exists between the laws upon which my opinions are based and any other laws which may actually govern.

My advice on each legal issue addressed in this letter represents my opinion as to how that issue would be resolved were it to be considered by the highest court of the jurisdiction upon whose law my opinion on that issue is based. The manner in which any particular issue would be treated in any actual court case would depend in part on facts and circumstances particular to the case, and this letter is not intended to guarantee the outcome of any legal dispute which may arise in the future.

This letter speaks as of the time of its delivery on the date it bears. I do not assume any obligation to provide you with any subsequent opinion or advice by reason of any fact about which I did not have actual knowledge at that time, by reason of any change subsequent to that time in any law covered by any of my opinions, or for any other reason.

You may rely upon this letter only for the purposes cited in the initial paragraph of this letter in response to which it has been delivered. Without my written consent: (i) no person other than you may rely on this letter for any purpose; (ii) this letter may not be cited or quoted in any financial statement, prospectus, private placement memorandum or other similar document; (iii) this letter may not be cited or quoted in any other document or communication which might encourage reliance upon this letter by any person or for any purpose excluded by the restrictions in this paragraph; and (iv) copies of this letter may not be furnished to anyone for purposes of encouraging such reliance.

Yours very truly,

David R. Hill
Executive Vice President and General Counsel of
NRG Energy, Inc.

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